HYCOMP, INC.
                           67 Wall Street, Suite 2411
                            New York, New York 10005

                         SPECIAL MEETING OF STOCKHOLDERS
                         --YOUR VOTE IS VERY IMPORTANT--

         The Board of Directors of HyComp, Inc. proposes to undertake a number of steps to strengthen the Company's ability to develop the business of its wholly-owned Canadian subsidiary, eieiHome.com Inc. Several of the steps require stockholder approval and the Company is holding a special meeting of stockholders on February 29, 2000 in Boston, Massachusetts to allow you to consider and vote for the following proposals: (i) changing the Company's jurisdiction of incorporation from Massachusetts to Delaware by merging the Company into a to be formed Delaware company also called eieiHome.com Inc.; (ii) changing the Company's name to eieiHome.com Inc.; (iii) increasing the number of authorized shares of common stock of the Company; (iv) adopting the 2000 Stock Option Plan; and (v) re-electing the current directors.

       The affirmative vote of stockholders entitled to exercise two thirds of the voting power of HyComp, Inc. is required to adopt the merger agreement which will effect the change of the Company's jurisdiction of incorporation from Massachusetts to Delaware. The affirmative vote of stockholders entitled to exercise a majority of the voting power of HyComp, Inc. is required to approve the name change and to increase the Company's authorized capital. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to adopt the 2000 Stock Option Plan and the affirmative vote of a plurality is required for the election of directors.

       Your vote is very important. Whether or not you plan to attend the special meeting of stockholders, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of each of the motions and in favor of re-electing all five directors. If you fail to return your card, unless you appear in person at the special meeting of stockholders, the effect may be that a quorum will not be present at the special meeting of stockholders and no business will be able to be conducted.

       The date, time and place of the special meeting of stockholders are as follows:

                                February 29, 2000
                             11:00 a.m. (local time)
                          Marriott Boston Copley Square
                           Boston, Massachusetts 02116

       This proxy statement provides you with detailed information about the proposals and a copy of the merger agreement is attached as Appendix A to the proxy statement. You may also obtain information about HyComp, Inc. from documents filed with the United States Securities and Exchange Commission. We encourage you to read this entire document, including the appendices, completely and carefully.

       After careful consideration, your Board of Directors has determined that the proposals are fair to and in the best interests of HyComp, Inc. and its stockholders. Your Board of Directors has approved the Reincorporation Proposal, the Change of Name Proposal, the Increase in Common Stock Proposal, and the 2000 Stock Option Plan Proposal and it recommends that you vote "FOR" each of the proposals at the special meeting.


       This proxy statement is dated February 7, 2000 and is first being mailed to stockholders on or about February 8, 2000.

                                   Sincerely,

                                   /s/ Angelo G. Macdonald
                                   ANGELO G. MACDONALD
                                   Chief Executive Officer

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement, or passed upon the fairness or merits of the transactions or the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

         We have not authorized anyone to give any information or make any representation about the Company or its plans that differs from or adds to the information in this proxy statement or in our documents that are publicly filed with the Securities and Exchange Commission. Therefore, if anyone does give you different or additional information, you should not rely on it.

         The information contained in this proxy statement speaks only as of its date unless the information specifically indicates that another date applies.

         As allowed by the rules of the Securities and Exchange Commission, this proxy statement incorporates important business and financial information about HyComp, Inc. which is not included in or delivered with the proxy statement. This information is available to HyComp, Inc. stockholders without charge upon written request to Angelo G. MacDonald, HyComp, Inc., 67 Wall Street, Suite 2411, New York, New York, 10005. Telephone requests may be directed to Angelo G. MacDonald at (212) 344-0351. To obtain timely delivery, stockholders must request this information no later than February 20, 2000.

                                  HYCOMP, INC.
                           67 Wall Street, Suite 2411
                            New York, New York 10005
                                      -----

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 29, 2000
                                      -----

To Our Stockholders:

              You are cordially invited to attend the Special Meeting of the Stockholders of HyComp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, which will be held at 11:00 a.m., local time, on February 29, 2000, at the Marriott Boston Copley Square, Boston, Massachusetts 02116, to consider and vote upon the following:

1. a proposal to change the jurisdiction of incorporation of the Company from the Commonwealth of Massachusetts to the State of Delaware by merging the Company with eieiHome.com Inc., a company to be incorporated in Delaware and to be a wholly-owned subsidiary of the Company and, in connection with the move, to adopt the Agreement and Plan of Merger attached to the proxy statement as Appendix A;

2.     a proposal to change the Company's name from HyComp, Inc. to eieiHome.com
       Inc.;

3. a proposal to increase the number of shares that the Company is authorized to issue from 20,000,000 shares of common stock, par value $0.01, to 75,000,000 shares of common stock, par value $0.001;

4. a proposal to adopt the 2000 Stock Option Plan, as described in the proxy statement;

5.     the re-election of the current directors of HyComp, Inc.; and

6. the transaction of any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

              Only stockholders of record at the close of business on February 2, 2000 are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

              All stockholders are cordially invited to attend the special meeting. To ensure your representation at the special meeting, please complete and promptly mail your proxy in the return envelope enclosed. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. Your proxy may be revoked at any time before it is voted. A return envelope is included for your convenience. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by your broker or nominee regarding how to instruct them to vote your shares.

                                        By Order of the Board of Directors

                                        /s/ ANGELO G. MACDONALD
                                        ANGELO G. MACDONALD
                                        Chief Executive Officer
New York, New York
February 7, 2000

                                    IMPORTANT

     Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the special meeting.
           If you use the enclosed envelope addressed to HyComp, Inc., no postage is required.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Questions And Answers About The Meeting........................................1
The Special Meeting............................................................3
   Date, Time And Place Of Special Meeting.....................................3
   Purpose Of The Special Meeting..............................................3
   Recommendation Of The HyComp Board..........................................3
   Solicitation Of Proxies.....................................................3
   Record Date; Quorum; Voting Rights; Proxies.................................4
   Other Information...........................................................5
Information About The Company..................................................5
   Security Ownership Of Certain Beneficial Owners And Management..............6
The Proposals
Proposal 1:   To Change The State Of Incorporation  From Massachusetts
              To Delaware......................................................8
   Principal Reasons For Changing The State Of Incorporation...................9
   The Merger..................................................................9
   Closing And Effective Time Of The Merger...................................10
   The Surviving Corporation..................................................10
   Board Of Directors And Executive Officers Of eieiHome Following The Merger.10
   Description Of The Surviving Corporation's Capital Stock...................11
   Comparison Of The Rights Of Holders........................................11
   Changes In Certificate Of Incorporation And By-Laws........................11
   Principal Differences Between Massachusetts And Delaware Corporation Laws..12
   Rights Of Dissenting Stockholders..........................................18
   Material United States Federal Income Tax Consequences.....................20
   Vote Required For Approval Of The Reincorporation Proposal.................21
Proposal 2:   To Approve The Change In The Company's Name To eieiHome.com Inc.22
   Vote Required For Approval Of The Change Of Name Proposal..................22
Proposal 3:   To Increase The Authorized Common Stock Of The Company By
              55,000,000 Shares...............................................22
   Vote Required For Approval Of The Increase In Common Stock Proposal........23
Proposal 4:   Approval Of The 2000 Stock Option Plan And The Authorization Of
              3,000,000 Shares For Issuance Under The Plan....................23
   Vote Required For Approval Of The 2000 Stock Option Plan Proposal..........25
Proposal 5:       Election Of Directors.......................................25
Stockholder Proposals.........................................................26
Other Matters     ............................................................26
Where You Can Find More Information...........................................27

APPENDICES
Appendix A--Agreement And Plan Of Merger......................................28
Appendix B-- Form Of Certificate Of Incorporation Of eieiHome.com Inc.........33
Appendix C--Form Of By-Laws Of eieiHome.com Inc...............................35
Appendix D--2000 Stock Option Plan............................................41
Appendix E--Provisions Of The General Laws Of Massachusetts Relating To
            The Rights Of Dissenting Stockholders.............................47

                     QUESTIONS AND ANSWERS ABOUT THE MEETING

       Q:  Why am I receiving these materials?

       A: The Board of Directors of HyComp, Inc. (which we refer to as either "HyComp" or the "Company") is providing these proxy materials to give you information to determine how to vote at a special meeting of HyComp stockholders. The special meeting will take place on February 29, 2000 at 11:00 a.m. (local time) at the Marriott Boston Copley Square, Boston, Massachusetts 02116.

       Q: What will be voted on at the special meeting?

       A: There will be a vote on each of the proposals discussed in this proxy statement, which we refer to as the Reincorporation Proposal, the Change of Name Proposal, the Increase in Common Stock Proposal, the 2000 Stock Option Plan Proposal and the re-election of directors.

       Q: What is the effect of voting in favor of the Reincorporation Proposal?

       A: If the Reincorporation Proposal is approved by the stockholders, then the stockholders will effectively have approved each of the remaining proposals as well. The Reincorporation Proposal includes the adoption of a merger agreement, which changes the state of incorporation of HyComp from the Commonwealth of Massachusetts to the State of Delaware by merging HyComp with its to be formed wholly-owned subsidiary eieiHome.com Inc., a Delaware corporation (which we refer to as "eieiHome" or the "surviving corporation"). The surviving corporation will be a Delaware corporation, its name will be eieiHome.com Inc., it will have 75,000,000 authorized shares of common stock (although its par value will be $0.001 rather than $0.01), it will have adopted the 2000 Stock Option Plan in the form proposed in this proxy statement, and its directors will be the same five directors proposed for election as directors of HyComp in this proxy statement (i.e. making the remaining proposals, the Change of Name Proposal, the Increase in Common Stock Proposal, the 2000 Stock Option Plan Proposal, and the re-election of directors redundant if the Reincorporation Proposal is approved by the stockholders).

       Q: Why do I need to vote on each of the Proposals separately?

       A: While the Company believes that the Reincorporation Proposal is in the best interests of stockholders, it does require the vote of a greater number of stockholders than the other proposals. As the Company also believes that it is important to go ahead with the remaining proposals even if the Reincorporation Proposal is not approved, you are being asked to vote on each of the other proposals separately in case the Reincorporation Proposal is not approved.

       Q: Will I still hold shares of HyComp common stock after the merger?

       A: No. In the reincorporation merger, each share of HyComp common stock, par value $0.01 (which we refer to as "HyComp common stock") will become one share of eieiHome common stock, par value $0.001 (which we refer to as "eieiHome common stock") except for shares held by stockholders who seek dissenter's rights under Massachusetts law.

       Q: Why will the new eieiHome capital stock have a different par value?

       A: The change in par value of the HyComp capital stock does not have any material effect on your rights as a stockholder or on the value of your shares of HyComp common stock. The purpose and effect of the change in par value is to minimize the annual franchise tax payable by the Company.

       Q: Will any other matters be voted on at the special meeting?

       A: Any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting may also be voted on. However, we are currently not aware of any other business.

       Q: Who can vote at the special meeting?

       A: All stockholders of record as of the close of business on February 2, 2000.

       Q: What should I do now?

       A: After carefully reading and considering the information contained in this document, please vote. You are invited to attend the special meeting. However, you should fill out and mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the special meeting in case you are unable to attend.

       Q: What does it mean if I receive more than one proxy or voting instruction card?

       A: It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive in the space provided for that on each proxy card.

       Q: How can I vote shares held in my broker's name?

       A: If your broker holds your shares in its name (or in what is commonly called "street name"), then you should give your broker instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your broker is not entitled to vote your shares and your shares will not be voted.

       Q: Can I change my vote?

       A: You may change your proxy instructions at any time prior to the vote at the special meeting. For shares held directly in your name, you may accomplish this by completing a new proxy or by attending the special meeting and voting in person. Attendance at the special meeting alone will not cause your previously granted proxy to be revoked unless you vote in person. For shares held in "street name," you may accomplish this by submitting new voting instructions to your broker or nominee.

       Q: Do I need to send in my stock certificates with my proxy?

       A: No. Do not send in your HyComp stock certificates now. Your old stock certificate will remain valid and will represent an equal number of shares of eieiHome common stock. If you wish to exchange your HyComp stock certificate for a new eieiHome stock certificate, then you should contact eieiHome after the merger is completed to receive written instructions on how to exchange.

       Q: What vote is required to approve the proposals?

       A: The affirmative vote of stockholders entitled to exercise two thirds of the voting power is required to approve the Reincorporation Proposal. The affirmative vote of stockholders entitled to exercise a majority of the voting power is required to approve the Change of Name Proposal and the Increase in Common Stock Proposal. The affirmative vote of the holders of a majority of the shares of common stock voting on the matter is required to adopt the 2000 Stock Option Plan Proposal and a plurality is required for the election of directors.

       Q: Will I have dissenter's rights?

       A: Yes. You will be entitled to dissenter's rights under Massachusetts law as a result of the proposed reorganization merger. See the discussion at page 18 of this proxy statement for further details.

       Q: Who can help answer any questions I have?

       A: If you have any questions about the mergers, please contact Angelo G. MacDonald, HyComp, Inc., 67 Wall Street, Suite 2411, New York, New York 10005.

                               THE SPECIAL MEETING

Date, Time and Place of Special Meeting

         The special meeting of the HyComp stockholders will be held on February 29, 2000 at 11:00 a.m. local time at the Marriott Boston Copley Square, Boston, Massachusetts 02116.

Purpose of the Special Meeting

         At the special meeting, HyComp stockholders will consider and vote upon:

       1. a proposal to change the jurisdiction of incorporation of the Company from the Commonwealth of Massachusetts to the State of Delaware by merging the Company with eieiHome.com Inc., a company to be incorporated in Delaware and to be a wholly-owned subsidiary of the Company and, in connection with the move, to adopt the Agreement and Plan of Merger attached as Appendix A to this proxy statement and to approve the merger and the transactions contemplated by the Merger Agreement (we refer to this proposal as the "Reincorporation Proposal");

       2. a proposal to change the Company's name from HyComp, Inc. to eieiHome.com Inc. (we refer to this proposal as the "Change of Name Proposal");

       3. a proposal to increase the number of shares of common stock that the Company is authorized to issue from 20,000,000 to 75,000,000 (we refer to this proposal as the "Increase in Common Stock Proposal");

       4. a proposal to adopt the 2000 Stock Option Plan, as described in the proxy statement and to reserve 3,000,000 shares of HyComp common stock for issuance under the plan (we refer to this proposal as the "2000 Stock Option Plan Proposal");

       5. the re-election of the current directors of HyComp, Inc. (we refer to this proposal as the "re-election of directors"); and

       6. the transaction of any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of the HyComp Board

         Your Board of Directors has approved the Reincorporation Proposal, the Change of Name Proposal, the Increase in Common Stock Proposal and the 2000 Stock Option Plan Proposal, believes that each is fair and in the best interests of HyComp and the HyComp stockholders, and recommends that you vote "FOR" each of the proposals. For more information, see the discussion concerning "Recommendations to Stockholders" with respect to each of the proposals.

Solicitation of Proxies

         The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors. The expenses of the solicitation of proxies, including preparing, handling, printing and mailing the proxy soliciting material, will be borne by the Company. Solicitation will be made by use of the mail and, if necessary, by electronic telecommunications or in person. In soliciting proxies, the Company's management may use the services of its directors, officers and employees, who will not receive any additional compensation, but who will be reimbursed for their out-of-pocket expenses. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their expenses in forwarding copies of the proxy soliciting material to the beneficial owners of the stock held by these persons and in requesting authority for the execution of proxies.

Record Date; Quorum; Voting Rights; Proxies

Record Date

         Only stockholders of record of HyComp common stock at the close of business on the record date of February 2, 2000 are entitled to notice of and to vote at the special meeting of stockholders or any adjournment or postponement of the special meeting.

         As of the record date, there were 18,198,770 issued and outstanding shares of HyComp common stock held by approximately 331 holders of record, each of which is entitled to one vote per share on any matter that properly comes before the special meeting.

Quorum

         The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of HyComp common stock entitled to vote is necessary to constitute a quorum at the special meeting.

Voting Rights

         Assuming a quorum is present in person or represented by proxy at the special meeting, the General Laws of Massachusetts and the Articles of Incorporation of HyComp require the affirmative vote of stockholders entitled to exercise two thirds of the voting power of HyComp to approve the Reincorporation Proposal. The affirmative vote of stockholders entitled to exercise a majority of the voting power of HyComp is required to approve the Change of Name Proposal and the Increase in Common Stock Proposal. The affirmative vote of the holders of a majority of the shares of HyComp common stock voting on the matter is required to approve the 2000 Stock Option Plan Proposal and a plurality is required for the election of directors.

Proxies

         If you are a HyComp stockholder, you may use the accompanying proxy if you are unable to attend the special meeting in person or wish to have your shares voted by proxy even if you do attend the special meeting. If your broker has been instructed to vote your shares, you must follow directions received from your broker.

         All shares of HyComp common stock represented by properly executed proxies will, unless these proxies have been previously revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated on the proxies, these shares of HyComp common stock will be voted in favor of the Reincorporation Proposal, the Change of Name Proposal, the Increase in Common Stock Proposal and the 2000 Stock Option Plan Proposal and for the re-election of each of the Company's five current directors.

         HyComp does not know of any matters that are to come before the special meeting other than the proposals set forth in this proxy. If any other matter is properly presented for action at the special meeting, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have the discretion to vote on that matter in accordance with their best judgment, unless authorization is withheld by notation on the proxy. A stockholder who has given a proxy may revoke it at any time prior to its exercise by written notice of revocation to the secretary of HyComp, by signing and returning a later dated proxy, or by voting in person at the special meeting. However, mere attendance at the special meeting will not have the effect of revoking the proxy.

         Votes cast by proxy or in person at the special meeting will be tabulated by the election inspectors appointed for the meeting, who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. Accordingly, since the affirmative vote of stockholders entitled to exercise two thirds of the voting power of HyComp is required, an abstention will constitute a vote against the Reincorporation Proposal. Similarly, since the affirmative vote of stockholders entitled to exercise a majority of the voting power of HyComp is required to approve the Change of Name Proposal and the Increase in Common Stock Proposal, an abstention will constitute a vote against these proposals. If a broker indicates on the proxy that it does not have authority to vote some shares on a particular matter, those shares will be counted for purposes of determining the presence of a quorum but will not be entitled to vote on that matter and will constitute a vote against the relevant proposal. Without instruction from the beneficial owner, brokers will not have authority to vote shares held in "street name" at the special meeting.

      Because approval of the Reincorporation Proposal requires the affirmative vote of the holders of two thirds of outstanding shares of HyComp common stock, abstentions and broker non-votes will have the same effect as negative votes. Accordingly, the HyComp Board of Directors urges HyComp stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed, postage-paid envelope.

Other Information

         On the record date, the directors and officers of HyComp had voting power regarding a total of 5,151,000 shares of HyComp common stock or approximately 27.9% of the shares of HyComp common stock then outstanding. HyComp currently expects that its directors and officers will vote all of these shares in favor of each of the proposals.

         HyComp also currently expects that its largest stockholder, Simmonds Capital Limited, will vote all of the shares of HyComp common stock owned by them in favor of each of the proposals. As of the record date, Simmonds Capital Limited owned and had the right to vote a total of 5,401,700 shares of HyComp common stock, or approximately 29.7% of the total shares outstanding on the record date.

         The matters to be considered at the special meeting are of great importance to the HyComp stockholders. Accordingly, HyComp stockholders are urged to read completely and carefully consider the information presented in this proxy statement and the attached appendices and to complete, sign, date and promptly return the enclosed proxy in the enclosed postage pre-paid return envelope.


                          INFORMATION ABOUT THE COMPANY

         The principal business of HyComp, Inc. (referred to as "HyComp" or the "Company") is conducted through its wholly owned Canadian subsidiary, eieiHome.com Inc. (referred to as "eieiHome (Canada)"). eieiHome (Canada) operates an Internet service, information and e-commerce web site, providing information and related products and services for homeowners, home buyers, and home service providers. This Internet service was introduced in two Canadian test markets, Vancouver and Toronto, in June 1999 with the intent of expanding to additional metropolitan markets in Canada and the United States over the next year. The Company sells advertising space to national and local home service providers and manufacturers of home-related products. For local and national accounts, the Company also provides Internet web hosting, web page design, and e-mail services.

         HyComp was incorporated in the Commonwealth of Massachusetts in 1969. Through March 31, 1999, it was a designer, manufacturer and distributor of thin film hybrid circuits, thin film resistor networks and various thin film components mainly used for military purposes. In March 1999, HyComp sold all of its assets, excluding cash and receivables. The buyer assumed all liabilities other than commercial and inter-company debt.

         On October 14, 1999 HyComp acquired all of the issued and outstanding common stock of eieiHome (Canada) from Simmonds Capital Limited (referred to as "SCL"). eieiHome (Canada) was incorporated in June 1998 in the province of Ontario, Canada. It operated as Chargnet until June 20,1999 when it was acquired by SCL and its name was changed to eieiHome.com Inc. eieiHome (Canada) is in its first stage of development and operates an Internet web site for consumers looking for home-related information, products and services.

         See "Where You Can Find More Information" for additional information on HyComp which is incorporated by reference into this proxy statement.

         Other Information Regarding Directors and Executive Officers. Information relating to executive compensation, various benefit plans, including HyComp's stock option plan and stock incentive plan, certain relationships and related transactions and other related matters as to HyComp is contained in HyComp's Report on Form 10-SB filed with the SEC on January 19, 2000, which is incorporated in this proxy statement by reference.

Security Ownership of Certain Beneficial Owners and Management

         The following tables set forth information regarding the beneficial ownership of HyComp, Inc.'s common stock on January 12, 2000 by each beneficial owner of more than five percent of the common stock, each director and each named executive officer individually and all directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated owner has sole voting and dispositive power regarding these shares.

         (a) As of January 12, 2000 there were 18,198,770 shares of HyComp common stock issued and outstanding. To the knowledge of the Company, the following persons are the beneficial owners of more than five percent of the Company's voting securities:


Title of Class          Name and Address of        Amount and Nature of  Percent
                        Beneficial Owner           Beneficial Ownership of Class

Company common stock,   Simmonds Capital Limited      8,401,700(1)      39.6%(2)
par value  $0.01        580 Granite Court
                        Pickering, ON  L1W-3Z4
                        CANADA

Company common stock,   Paul Dutton                   1,375,000         7.6%
par value  $0.01        590 King St., Suite 403
                        Toronto, ON  M5V 1M3
                        CANADA

Company common stock,   Max Hahne                     1,375,000         7.6%
par value  $0.01        590 King St., Suite 403
                        Toronto, ON  M5V 1M3
                        CANADA

                      (1) This number includes 5,401,700 shares of HyComp common stock, the right to receive 2,000,000 shares of HyComp common stock upon conversion of a convertible debenture, and the exercise of warrants to purchase 1,000,000 shares of HyComp common stock, not all of which may be converted or exercised, as the case may be, until after the stockholders of the Company have approved an increase in the Company's authorized capital stock. It is anticipated that a meeting of stockholders will be held to consider this matter on or before March 1, 2000. See "Certain Relationships and Related Transactions".

                      (2) The beneficial ownership percent is based upon a total of 21,198,770 shares of HyComp common stock assuming the conversion of the debenture and the exercise of the warrants.

          (b) As of January 12, 2000, Directors and Officers of the Company had the following beneficial interest in the shares of HyComp common stock:


Title of Class          Name and Address of        Amount and Nature of  Percent
                        Beneficial Owner           Beneficial Ownership of Class

Company common stock,   Angelo G. MacDonald                  1,000        0.01%
par value  $0.01        Director and Chief Executive
                        Officer
                        124 West 60th Suite 42H
                        New York, NY 10023

Company common stock,   David C. O'Kell                                    2.7%
par value  $0.01        Director and Secretary             500,000
                        185 Glencairn Ave.
                        Toronto, ON  M4R 1N3
                        CANADA

Company common stock,   Paul K. Hickey                     250,000(1)      1.4%
par value  $0.01        Director and Chairman
                        888 7th Avenue
                        New York, NY 10106

Company common stock,   Lawrence Fox                                       2.7%
par value  $0.01        Director                           500,000
                        212 Crystal Court
                        Bluebell, PA  19422

Company common stock,   John G. Simmonds(2)                                3.6%
par value  $0.01        Director                           650,000
                        13980 Jane St.
                        King City, ON  L7B 1A3
                        CANADA

                        Total Directors and Officers     5,151,000        27.9%
                        (8_persons)

                      (1) This number includes options to purchase 250,000 shares of HyComp common stock at $0.013 per share.

                      (2) This number includes shares of HyComp common stock held by Deborah Simmonds and shares of HyComp common stock held in trust for Jack Simmonds.

                                  THE PROPOSALS

         The Company's Board of Directors has unanimously approved all of the Proposals, including the Reincorporation Proposal, the Change of Name Proposal and the Increase in Common Stock Proposal, which, although related, will be voted upon separately by stockholders. The first matter is the change of the Company's state of incorporation to Delaware from Massachusetts, which will be effected by merging the Company with and into a wholly-owned Delaware subsidiary of the Company which would be the surviving corporation (we refer to this as the "Merger"). The second matter is the change of the Company's name to eieiHome.com Inc., which would be effected by retaining the name of the Delaware subsidiary as the name of the surviving corporation or, if the Reincorporation Proposal is not approved, by changing the name of the Company. The third matter is the authorization of an additional 55,000,000 shares of HyComp common stock which would be effected by retaining the capitalization of the Delaware subsidiary as the capitalization of the surviving corporation, or by changing the capitalization of the Company if the Reincorporation Proposal is not approved.

         If sufficient stockholders approve the Reincorporation Proposal, the Change of Name Proposal, the Increase in Preferred Stock Proposal and the Increase in Common Stock Proposal, the Board of Directors will consummate the Merger and adopt the Certificate of Incorporation of the Delaware subsidiary attached as Appendix B to this proxy statement as the Certificate of Incorporation of the surviving corporation, thereby reincorporating the Company in Delaware, changing its name to eieiHome.com Inc. and authorizing the additional shares of HyComp common stock. If the stockholders approve the Change of Name Proposal and/or the Increase in Common Stock Proposal, but fail to approve the Reincorporation Proposal, the Board of Directors will consummate the change in the Company's name and/or capitalization by amending its Massachusetts Articles of Organization. If sufficient stockholders approve the Reincorporation Proposal, but fail to approve the Change of Name Proposal and/or the Increase in Common Stock Proposal, the Board of Directors will cause the Delaware subsidiary's Certificate of Incorporation to be amended prior to the Merger so that the name of the surviving corporation will be HyComp, Inc. and/or its capitalization will be that of the Company. Even if sufficient stockholders approve the Reincorporation Proposal, the Board of Directors has reserved the right to terminate and abandon the Merger as described below.

         If the stockholders approve the 2000 Stock Option Plan Proposal, the Board of Directors will effect such Proposal by adopting the 2000 Stock Option Plan and reserving 3,000,000 shares of common stock of the Company for issuance pursuant to the Plan.

       PROPOSAL 1:   TO CHANGE THE STATE OF INCORPORATION
                     FROM MASSACHUSETTS TO DELAWARE

         The proposed reincorporation will be effected by the merger of the Company into a wholly-owned Delaware subsidiary of the Company organized for such purpose. The Delaware corporation will be the surviving corporation in the Merger. The Reincorporation Proposal will effect a change in the legal domicile of the Company and other changes of a legal nature, the material aspects of which are described in this Proxy Statement. Reincorporation will NOT result in any significant change in the Company's business, management, fiscal year, location of principal executive offices, telephone number, net worth, assets or liabilities and the surviving corporation will assume all of the obligations of the Company. The directors and officers of the surviving corporation will be the same as those of the Company.

         The form of Agreement and Plan of Merger (referred to as the "Merger Agreement") attached as Appendix A to this proxy statement providing for the Merger has been unanimously approved by the Company's Board of Directors. You should note that the Merger Agreement allows the Board of Directors to terminate the Merger Agreement and abandon the Merger if for any reason the Board of Directors determines that it is inadvisable to proceed with the Merger. The reasons may include, but are not limited to, the number of shares for which appraisal rights have been exercised and the cost to the Company of the exercise. See the discussion of "Rights of Dissenting Stockholders" below.

Principal Reasons for Changing the State of Incorporation

         For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are periodically updated and revised to meet changing business needs. As a result, many corporations initially choose Delaware as their domicile and many others have reincorporated in Delaware in a manner similar to that proposed by the Company. Because of Delaware's long-standing policy of encouraging incorporation in that state, and its consequent preeminence as the state of incorporation for many major corporations, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. It is anticipated that Delaware corporate law will continue to be interpreted and explained in a number of significant court decisions which may provide greater predictability with respect to the Company's corporate legal affairs. Certain aspects of Delaware corporate law have, however, been publicly criticized on the ground that they do not afford minority stockholders the same substantive rights and protection as are available in a number of other states. In addition, franchise taxes in Delaware will be greater than in Massachusetts.

         For a discussion of certain differences in stockholders' rights and the powers of management under the Delaware General Corporation Law (referred to as the "Delaware GCL") and the General Laws of Massachusetts (the "Massachusetts GCL") see the discussions concerning "Principal Differences Between Massachusetts and Delaware Corporation Laws" and "Changes in Certificate of Incorporation and By-Laws" below.

         In the event the Reincorporation Proposal is not approved, the Company will remain a Massachusetts corporation.

The Merger

         The discussion of the Merger and the Merger Agreement in this proxy statement is a summary and may not contain all the information that may be important to you. You should read carefully the entire copy of the merger agreement, which, with the exception of schedules and exhibits, is attached as Appendix A to this proxy statement, before you decide how to vote.

         The Certificate of Incorporation of the surviving corporation is attached to this proxy statement as Appendix B and provides for the authorization of 75,002,000 shares of capital stock of which (i) 75,000,000 shares are common stock, par value $0.001 per share and (ii) 2,000 shares are preferred stock, par value $0.001 per share. Pursuant to the Merger Agreement, each outstanding share of HyComp common stock will be converted into a fully paid and non-assessable share of common stock of the surviving corporation. Outstanding options, warrants and debentures to purchase or convert into any number of shares of HyComp common stock will be converted into options, warrants or debentures to purchase or convert into the same number of shares of the surviving corporation's common stock at the same exercise price or conversion rate. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF THE SURVIVING CORPORATION. OUTSTANDING CERTIFICATES FOR SHARES OF COMMON STOCK OF THE COMPANY SHOULD NOT BE DESTROYED OR SENT TO THE COMPANY.

         The price per share of HyComp common stock was quoted on the NASD's OTC Bulletin Board under the symbol "HYCP" prior to December 15, 1999 when the new OTC Bulletin Board Eligibility Rule went into effect. This rule eliminates listing of companies that were not previously subject to the reporting requirements of the United States Securities and Exchange Commission (referred to as the "SEC"). On January 19, 2000, HyComp filed a Form 10-SB registration statement with the SEC, which will be amended following the Merger. The Company's Board of Directors currently anticipates that the common stock of the surviving corporation will be quoted on the NASD OTC Bulletin Board as soon as practicable once the registration statement has been declared "effective" by the SEC. Until the registration statement is effective, the Company's Board of Directors anticipates that trading in shares of the common stock of the surviving corporation will be quoted in the "pink sheets" published by the National Quotation Bureau, Inc.

         Delivery of certificates for HyComp common stock issued prior to the effectiveness of the Merger will constitute "good delivery" of shares in transactions subsequent to the Merger. Certificates representing shares of the surviving corporation's common stock will be issued with respect to transfers consummated after the Merger. New certificates will also be issued upon the request of any stockholder, subject to normal requirements as to proper endorsement, signature guarantee, if required, and payment of applicable taxes.

         AT THE EFFECTIVE TIME OF THE MERGER, THE COMPANY WILL BE GOVERNED BY DELAWARE LAW, BY A NEW CERTIFICATE OF INCORPORATION AND NEW BY-LAWS, EACH OF WHICH WILL RESULT IN CHANGES IN THE RIGHTS OF THE STOCKHOLDERS.

         For additional information and details relating to these and other changes, please refer to the Certificate of Incorporation and By-Laws for the surviving corporation, which are attached to this proxy statement as Appendices B and C respectively, and to the discussions in this Proxy Statement under "Principal Reasons for Changing the State of Incorporation," "Principal Differences Between Massachusetts and Delaware Corporation Laws" and "Changes in Certificate of Incorporation and By-Laws." The discussion in this proxy statement of the provisions of the surviving corporation's Certificate of Incorporation and By-Laws are subject to, and qualified in their entirety by reference to, all the provisions of the Certificate of Incorporation and By-Laws, which are attached to this proxy statement as Appendices B and C, respectively. Copies of the Articles of Organization and By-Laws of HyComp are available for inspection at the principal office of the Company and copies will be sent to stockholders upon request.

Closing and Effective Time of the Merger

         We expect that the closing of the Merger will take place as soon as practicable after the approval of HyComp stockholders at the special meeting and, at the latest, in the first calendar quarter of 2000 or early in the second calendar quarter of 2000. The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Massachusetts or a later date as is specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after the closing of the Merger.

The Surviving Corporation

Board of Directors and Executive Officers of eieiHome Following the Merger

         At the effective time of the Merger, the five current directors, and the executive officers of HyComp will resign and will be re-appointed to serve as the directors and executive officers of eieiHome. We list below the name, age and position of each of the persons whom we expect will serve as a director or executive officer of eieiHome following the merger:

Name                      Age        Position
----                      ---        --------
Paul K. Hickey            67         Director and Chairman of the Board
Angelo G. MacDonald       41         Director and Chief Executive Officer
David C. O'Kell           48         Director and Secretary
Lawrence Fox              34         Director
John G. Simmonds          49         Director
Gary Hokkanen             43         Chief Financial Officer

For information about the experience of each of the proposed directors, see the descriptions contained in the discussion of "Election of Directors" in this proxy statement. For information about the experience of Gary Hokkanen, see the information contained in the Form 10-SB filed by the Company with the SEC on January 19,2000, a copy of which will be provided by the Company upon request (see also "Where You Can Get More Information"). For information about the security ownership of the proposed directors and executive officers, see the section on "Information about the Company - Security Ownership of Certain Beneficial Owners and Management."

Description of the Surviving Corporation's Capital Stock

Common Stock

         The surviving corporation's certificate of incorporation will authorize it to issue up to 75,000,000 shares of common stock, par value $.001 per share.

Voting Rights

         Holders of the surviving corporation common stock will be entitled to one vote per share on all matters submitted to a vote of the stockholders generally.

Dividend Rights

         Dividends may be declared and paid on the common stock at the time and in the amount that the Board of Directors of the surviving corporation in its discretion will determine, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference over or the right to participate with the common stock regarding the payment of dividends.

Liquidation Rights

         Upon the dissolution, liquidation or winding up of the surviving corporation, the holders of common stock will be entitled to receive the assets of the corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, subject to the rights of holders of preferred stock or other securities having a preference over the rights of holders of common stock regarding the dissolution, liquidation or winding up of the surviving corporation.

Preferred Stock

         The surviving corporation's Certificate of Incorporation will authorize it to issue up to 2,000 shares of preferred stock, par value $.001 per share, none of which will be issued and outstanding following the Merger.

Comparison of the Rights of Holders

         As a consequence of the closing of the Merger, stockholders of HyComp, a Massachusetts corporation, will become stockholders of eieiHome, a Delaware corporation. As a result, the rights of a HyComp stockholder will change in the following two principal ways:

         o First, rights will be governed by the Certificate of Incorporation and By-Laws of eieiHome instead of the amended articles of incorporation and By-Laws of HyComp.

         o Second, rights and the documents described above will be governed by the DGCL, which governs Delaware corporations, instead of the General Laws of Massachusetts, which governs Massachusetts corporations.

         The following comparison is a summary of the material differences between the rights of HyComp stockholders and eieiHome stockholders. Because the summary is not a complete statement of these rights, we urge you to read the Certificate of Incorporation and By-Laws of eieiHome, which are attached to this proxy statement as Appendices B and C, and the relevant provisions of the DGCL.

Changes in Certificate of Incorporation and By-Laws

         The Certificate of Incorporation of the surviving corporation differs from the Articles of Organization of the Company primarily as a result of differences between the Delaware GCL and the Massachusetts GCL. The By-

Laws of the two corporations likewise differ primarily as a result of differences between the Delaware GCL and the Massachusetts GCL and the Certificate of Incorporation of the surviving corporation and the Articles of Organization of the Company. Set forth below is a discussion of certain significant changes set forth in the Certificate of Incorporation of the surviving corporation.

         Change of Company Purposes. The purpose for which the Company was formed as set forth in its Articles of Organization initially adopted in 1969 included purposes primarily related to the design, manufacture and distribution of thin film hybrid circuits, thin film resistor networks and various thin film components mainly used for military purposes. In March 1999, HyComp sold all of its assets, excluding cash and receivables and discontinued all previous operations. The Company is now engaged primarily in the business of its wholly-owned Canadian subsidiary, which operates an Internet service, information and e-commerce web site, providing information and related products and services for homeowners, home buyers, and home service providers. Moreover, the Company may elect to pursue other activities in the future. The surviving corporation's Certificate of Incorporation states broadly that the Company's purpose is to engage in any lawful activity, which is the customary purpose clause for modern corporations.

         Changes in Number and Par Value of Authorized Capital Stock. The surviving corporation's Certificate of Incorporation authorizes the Company to issue the same number of shares of Preferred Stock as does the Certificate of Incorporation of the Company, but increases the number of authorized shares of common stock from 20,000,000 to 75,000,000. The reasons for this change are discussed in detail below as Proposal #2, the Increase in Common Stock Proposal. The surviving corporation's Certificate of Incorporation also sets the par value of both the common stock and the preferred stock at par value $0.001 per share instead of the $0.01 par value per share of common stock and $100 par value per share of preferred stock set forth in the Company's Articles of Organization. The purpose and effect of this change is to minimize the annual franchise tax payable by the Company.

         Indemnification and Elimination of Liability. The Delaware Certificate and the By-Laws of the Delaware Company contain indemnification provisions requiring indemnification and advancement of expenses to directors and officers and eliminating the personal liability of directors to the fullest extent permitted by the Delaware GCL. The provision is parallel to the provision of the Company's Articles of Organization eliminating the liability of directors of the Company to the extent permitted by the Massachusetts GCL.

Principal Differences Between Massachusetts and Delaware Corporation Laws

         The Merger will effect several changes in the rights of stockholders as a result of differences between the Massachusetts GCL and the Delaware GCL. The provisions of the Massachusetts GCL and Delaware GCL differ in many respects. Summarized below are certain of the principal differences which could materially affect the rights of stockholders. The following discussion summarizes the more important differences in the corporation laws of Delaware and Massachusetts and does not purport to be an exhaustive discussion of all of the differences. Such differences can only be determined in full by reference to the Massachusetts General Laws and to the Delaware General Corporation Law and to the case law interpreting these statutes. In addition, both Massachusetts and Delaware law provide that many of the statutory provisions, as they affect various rights of holders of shares, may be modified by provisions in the charter or By-Laws of the corporation.

         Exculpation of Directors. Under Massachusetts law, a corporation's Articles of Organization may limit the personal liability of its directors for breaches of their fiduciary duties. This limitation is generally unavailable for acts or omissions by a director that (i) were in violation of such director's duty of loyalty, (ii) were in bad faith or that involved intentional misconduct or a knowing violation of law or (iii) involved a financial profit or other advantage to which the director was not legally entitled. Massachusetts law also prohibits the elimination or limitation of director liability for unauthorized loans to insiders or distributions that occur when a corporation is, or that render a corporation, insolvent.

         Delaware law permits a corporation to provide in its Certificate of Incorporation that a director shall not be personally liable for monetary damages stemming from breaches of fiduciary duties. Under Delaware law, a charter provision limiting directorial liability cannot relieve a director of personal liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful repurchases or redemptions of stock or (iv) any transactions from which the director derived an improper personal benefit.

         The Certificate of Incorporation of the surviving corporation provide for limitations on director's liability to the fullest extent permitted by Delaware law.

         Indemnification of Directors, Officers and Others. Delaware law generally permits indemnification of officers, directors, employees and agents of a Delaware corporation against expenses (including attorneys' fees) incurred in connection with a derivative action and against expenses (including attorney's fees), judgments, fines and amounts paid in settlements incurred in connection with a third party action, provided there is a determination by a majority vote of disinterested directors or by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or, if there are no such directors, or if such directors so direct, by independent legal counsel or by the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation (and, with respect to any third party criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful). However, when the individual being indemnified has successfully defended the action on the merits or otherwise, Delaware law requires indemnification. In addition, without court approval no indemnification may be made in respect of any derivative action in which such person is adjudged liable to the corporation. Finally, Delaware law, unlike Massachusetts law, does not permit a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation (although it does permit indemnification in such situations if approved by the Delaware Court of Chancery and for expenses of such actions).

         Massachusetts law similarly permits indemnification of expenses in a derivative or third party action, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such benefit plan. Such indemnification is permitted to the extent authorized in the corporation's Articles of Organization or its By-Laws or as set forth in a stockholders' vote.

         Expenses incurred by an officer or director in defending an action may be paid in advance under Delaware and Massachusetts law if such director or officer undertakes to repay such amounts should it be determined ultimately that he is not entitled to indemnification. Delaware law also permits the advancement of expenses to employees and agents of the corporation without such an undertaking to repay such amounts. In addition, both Delaware and Massachusetts law permit a corporation to purchase indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

         The SEC has expressed its position that the indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act, is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The indemnification and limitation of liability provisions of Massachusetts law, and not Delaware law, will apply to actions of the Company's directors, officers, employees and agents taken prior to its merger into the surviving corporation.

         The By-Laws of the Company provide for indemnification. The By-Laws also add that that in the event of a compromise or settlement, no indemnification shall be provided if it is determined by a majority of the disinterested directors then in office, or in their absence or at the request of a majority of them, by the holders of a majority of the outstanding stock entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, that the person entitled to indemnification did not act in good faith in the reasonable belief that his action was in the best interest of the corporation. In lieu of the above, the corporation may deny indemnification upon such a finding by independent legal counsel, if there has been obtained, at the request of a majority of the directors then in office, such an opinion in writing.

         The Certificate of Incorporation of the surviving corporation provides for indemnification to the fullest extent possible under Delaware law. The By-Laws of the surviving corporation provide for indemnification. The

By-Laws also add that, anything in the By-Laws notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any person entitled to indemnification shall be effective until the 60th day following notice to such person of such action, and shall not thereafter deprive any person of his or her rights arising our of alleged occurrences prior to such 60th day.

         Approval of Business Combinations and Asset Sales: State Law. Massachusetts law generally requires approval of mergers and consolidations and sales, mortgages, leases or exchanges of all or substantially all of a corporation's property by a vote of two-thirds of the shares of each class of stock outstanding and entitled to vote thereon, except that (i) the Articles of Organization may provide for a vote of a lesser proportion but not less than a majority of each such class and (ii) unless required by the corporation's articles of organization, an agreement providing for a merger need not be submitted to the stockholders of a corporation surviving a merger but may be approved by vote of its directors if (a) the agreement of merger does not change the name, the amount of shares authorized of any class of stock or other provisions of the Articles of Organization of such corporation, (b) the authorized unissued shares or shares held in the treasury of such corporation of any class of stock of such corporation to be issued or delivered pursuant to the agreement of merger do not exceed 15% of the shares of such corporation of the same class outstanding immediately prior to the effective date of the merger, and (c) the issue by vote of the directors of any unissued stock to be issued pursuant to the agreement of merger has been authorized in accordance with the provision of Massachusetts law governing the issue of authorized but unissued capital stock.

         Delaware law generally requires that mergers and consolidations, and sales, leases or exchanges of all or substantially all of a corporation's property and assets, be approved both by the directors and by a vote of the holders of a majority of the outstanding stock entitled to vote, though a corporation's Certificate of Incorporation may require a greater-than-majority vote. The Certificate of Incorporation of the surviving corporation will not so provide. Under Delaware law, a corporation that is the surviving corporation in a merger need not have stockholder approval for the merger if (i) each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger, (ii) there is no amendment to its Certificate of Incorporation and (iii) the consideration going to stockholders of the non-surviving corporation is not common stock (or securities convertible into common stock) of the surviving corporation or, if it is such stock or securities convertible into such stock, the aggregate number of shares of common stock actually issued or delivered, or initially issuable upon conversion, does not exceed 20% of the shares of the surviving corporation's common stock outstanding immediately prior to the effective date of the merger.

         Action By Consent of Stockholders. Under Massachusetts law, any action to be taken by stockholders may be taken without a meeting only if all stockholders entitled to vote on the matter consent to the action in writing, and a corporation may not provide otherwise in its charter documents or By-Laws. Under Delaware law and the surviving corporation's By-Laws, any action to be taken by the stockholders may be taken without a meeting, without prior notice and without a vote, if the stockholders having the number of votes that would be necessary to take such action at a meeting at which all of the stockholders were present and voted consent to the action in writing.

         Dissenters' Rights. Under Massachusetts law, unless a vote of the stockholders was not required to approve the action, dissenting stockholders who follow prescribed statutory procedures are entitled to receive the appraised value of their shares in connection with any merger or sale of substantially all the assets of a corporation and in connection with certain mergers, reclassifications and other transactions which may adversely affect the rights or preferences of stockholders. There will be such dissenters' rights for the merger pursuant to this Reincorporation Proposal. See "Rights of Dissenting Stockholders" below.

         Delaware law provides similar rights in the case of a merger or consolidation of a corporation except that such rights are not provided when a corporation will survive the merger or consolidation and no vote of its stockholders is required to approve the merger. Also, such rights are not provided as to shares of a corporation listed on a national securities exchange, designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders where such stockholders are required to accept in such a merger only (i) shares of the surviving or resulting corporation, (ii) shares of a corporation listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares, or
(iv) any combination thereof. Delaware law does not provide dissenters' rights in connection with sales of substantially all of the assets of a corporation, reclassifications of stock or other amendments to the Certificate of Incorporation which adversely affect a class of stock; provided, however, that a corporation may provide in its Certificate of Incorporation that appraisal rights shall be available as a result of an amendment to its Certificate of Incorporation, a merger or a sale of all or substantially all of its assets. The surviving corporation's Certificate of Incorporation, however, does not provide for the appraisal rights described in the preceding sentence.

         Interested Director Transactions. Delaware law provides that no transaction between a corporation and a director or officer or any entity in which any of them have an interest, is void or voidable solely for that reason, solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) after full disclosure of the material facts as to the interested director's or officer's relationship or interest and as to the transaction, the transaction is approved in good faith by the disinterested directors, which may be less than a quorum, or the stockholders or (ii) the transaction is fair to the corporation at the time it is approved. Delaware law also permits interested directors to be counted in determining the presence of a quorum at a meeting of the board or of a committee that authorizes an interested director or officer transaction.

         Massachusetts law contains no provision comparable to that of Delaware, expressly providing only that directors who vote for and officers who knowingly participate in loans to officers or directors are jointly and severally liable to the corporation for any part of the loan which is not repaid, unless (i) a majority of the directors who are not direct or indirect recipients of such loans or (ii) the holders of a majority of the shares entitled to vote for such directors, have approved or ratified the loan as one which in the judgment of such directors or stockholders, as the case may be, may reasonably be expected to benefit the corporation.

         Anti-Takeover Statutes. Business Combination Statutes. Delaware's "business combination" statute is substantially similar to its Massachusetts counterpart. However, whereas Delaware law provides that, if a person acquires 15% or more of the stock of a Delaware corporation without the approval of the board of directors of that corporation, such person may not engage in certain transactions with the corporation for a period of three years, in Massachusetts, the threshold is only 5%, with certain persons being excluded. Both the Delaware and Massachusetts statutes include certain exceptions to this prohibition. If, for example, the board of directors approves the stock acquisition or the transaction prior to the time that the person becomes an interested stockholder, or if the interested stockholder acquires 85% (under the Delaware statute) or 90% (under the Massachusetts statute) of the voting stock of the corporation (excluding voting stock owned by directors who are also officers and by certain employee stock plans) in one transaction, or if the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder, then the prohibition on business combinations is not applicable.

         Massachusetts Control Share Acquisition Statute. Under the Massachusetts Control Share Acquisition statute for Massachusetts corporations, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to or greater than one-fifth, one-third, or a majority of the voting stock of the corporation (a "control share acquisition") must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by such person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and
(iii) any shares owned by any employee of the corporation who is also a director of the corporation) in order to vote the shares that such person acquires in crossing the foregoing thresholds. The statute does not require that such person consummate the purchase before the stockholder vote is taken. Certain transactions are excluded from the definition of "control share acquisition," including shares acquired pursuant to a tender offer, merger or consolidation if the transaction is pursuant to an agreement of merger or consolidation to which the corporation issuing the shares is a party.

         The Massachusetts Control Share Acquisition statute permits, to the extent authorized by a corporation's Articles of Organization or By-Laws, redemption of all shares acquired by an acquiring person in a control share acquisition for fair value (which is to be determined in accordance with procedures adopted by the corporation) if (i) no control acquisition statement is delivered by the acquiring person or (ii) a control share acquisition statement has been delivered and voting rights were not authorized for such shares by the stockholders in accordance with applicable law. The Massachusetts Control Share Acquisition statute permits a Massachusetts corporation to elect not to be governed by the statute's provisions, by including a provision in the corporation's Articles of Organization or By-Laws pursuant to which the corporation opts out of the statute.

         Dividends and Stock Repurchases. Under Massachusetts law, the directors of a corporation will be jointly and severally liable if a payment of dividends or a repurchase of a corporation's stock is (i) made when the corporation is insolvent, (ii) renders the corporation insolvent or (iii) violates the corporation's Articles of Organization. Stockholders to whom a corporation makes any distribution (except a distribution of stock of the corporation) if the corporation is, or is thereby rendered, insolvent, are liable to the corporation for the amount of such distribution made, or for the amount of such distribution that exceeds that which could have been made without rendering the corporation insolvent, but in either event only to the extent of the amount paid or distribution to them, respectively. In such event, a stockholder who pays more than such holder's proportionate share of such distribution or excess shall have a claim for contribution against the other stockholders.

         Under Delaware law, the directors of a corporation are jointly and severally liable for negligently or willfully making improper dividend payments, stock repurchases or redemptions. Directors held to be liable pursuant to this provision of Delaware law are entitled to be subrogated to the rights of the corporation against stockholders receiving dividends on, or assets for the sale or redemption of, their stock with knowledge that such dividend, repurchase or redemption was unlawful. Under Delaware law, a corporation generally is permitted to declare and pay dividends out of surplus or out of net profits for the current and/or preceding fiscal year, provided that the capital of the corporation is not less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. For purposes of declaring and paying dividends, the board of directors of a Delaware corporation may increase the corporation's surplus pursuant to a revaluation thereto in accordance with Delaware law. In addition, a corporation may generally redeem or repurchase shares of its stock if the capital of the corporation is not impaired and if such redemption or repurchase will not impair the capital of the corporation.

         Inspection Rights. Inspection rights under Delaware law are more extensive than under Massachusetts law. Under Massachusetts law, a corporation's stockholders have a right to inspect only the corporation's charter, By-Laws, records of all meetings of incorporators and stockholders and transfer records. Under Delaware law, stockholders, upon the demonstration of a proper purpose, have the right to inspect a corporation's stock ledger, stockholder lists and other books and records.

         Annual Meeting of Stockholders. Under Massachusetts law, the notice of the annual meeting must contain the purpose of the meeting, while the purpose of the annual meeting need not be included in the notice of the annual meeting under Delaware law. The By-Laws of the Company require that the notice of the annual meeting be given at least seven days before the meeting, while the surviving corporation's By-Laws require that such notice be given at least ten days before the annual meeting.

         Special Meetings of Stockholders. A special meeting of stockholders of a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended, may be called by the holders of shares entitled to cast not less than 40% of the votes at the meeting. Stockholders of a Delaware corporation do not have a right to call special meetings unless it is conferred in the corporation's Certificate of Incorporation or By-Laws. The surviving corporation's By-Laws permit a special meeting of the stockholders to be called at any time by the board of directors or the President.

         Proxies. Massachusetts law permits the authorization by a stockholder to vote by proxy to be valid for no more than six months. Delaware law permits a proxy to be valid for up to three years unless the proxy provides for a longer period.

         Classified Board. Massachusetts law requires, unless a corporation chooses otherwise, and Delaware law permits, but does not require, a board of directors to be divided into classes with each class having a term of office longer than one year. Massachusetts law limits the term of directors on a classified board to five (5) years. The Company has not historically had a classified board and the surviving corporation does not currently intend to have a classified board.

         Removal of Directors. Under Massachusetts law, any director or the entire board of directors may be removed, except as otherwise provided in the Articles of Organization or By-Laws, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except that directors of a class elected by a particular class of stockholders may be removed only by the vote of a majority of the shares of the particular class of stockholders entitled to vote for the election of such directors. In addition, a director may be removed for cause by a vote of the majority of the directors then in office. Massachusetts law and the Company's By-Laws add that a director may be removed for cause only after receiving reasonable notice and being given opportunity to be heard before the body proposing to remove him or her.

         Under Delaware law, a director serving on a board which is not classified may be removed with or without cause by a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation whose board is classified, holders of a majority of the outstanding shares entitled to vote at an election of directors may effect such removal only for cause unless the Certificate of Incorporation otherwise provides. The surviving corporation will not have a classified Board of Directors. The By-Laws of the surviving corporation state that stockholders can remove directors with or without cause.

         Change in Number of Directors. Under Massachusetts law, the number of directors is determined in the manner provided in the corporation's By-Laws. The board of directors may be enlarged by the stockholders or, if authorized by the By-Laws, by vote of a majority of directors. The Company's By-Laws fix the number of directors at not less than three nor more than nine. The number of Directors of the Company is currently fixed at five.

         Under Delaware law, the number of directors shall be fixed by or in the manner provided in the By-Laws unless the number of directors is fixed in the corporation's Certificate of Incorporation. The By-Laws of the surviving corporation require that it have one or more directors, the number of which shall be determined from time to time by the directors. Upon the consummation of its merger with the Company, the surviving corporation will have five directors.

         Filling Vacancies on the Board of Directors. Under Massachusetts law, unless the Articles of Organization provide otherwise, any vacancy in the board of directors, however occurring, including a vacancy resulting from enlargement of the board and any vacancy in any other office, may be filled in the manner prescribed in the By-Laws, or, in the absence of any such provision in the By-Laws, by the directors. The Company's By-Laws state that by any vacancy in the board of directors, other than a vacancy resulting from the enlargement of the board of directors, may be filled the stockholder or, in the absence of stockholders action, by the directors.

         Under Delaware law, vacancies and newly created directorships may be filled by a majority of directors then in office, unless otherwise provided in the corporation's Certificate of Incorporation or By-Laws, provided that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office. The By-Laws of the surviving corporation state that any vacancy may be filled for the balance of the term by a majority of the directors then in office (even if they constitute less than a quorum) or by a sole remaining director, or if the board of directors has not filled such vacancy, by the stockholders.

         Charter Amendments. Under Massachusetts law, a majority vote of each class of stock outstanding and entitled to vote thereon is required to authorize an amendment of the Articles of Organization effecting one or more of the following: (i) an increase or reduction of the capital stock of any authorized class; (ii) a change in the par value of authorized shares with par value, or any class thereof; (iii) a change of authorized shares (or any class thereof) from shares with par value to shares without par value, or from shares without par value to shares with par value; (iv) certain changes in the number of authorized shares (or any class thereof); or (v) a corporate name change. Subject to certain conditions, a two-thirds vote of each class of stock outstanding and entitled to vote thereon is required to authorize any other amendment of the Articles of Organization, or, if the Articles of Organization so provide for a vote of a lesser proportion but not less than a majority of each class of stock outstanding and entitled to vote thereon. If any amendment requiring a two-thirds vote would adversely affect the rights of any class or series of stock a two-thirds vote of such class voting separately, or a two-thirds vote of such series, voting together with any other series of the same class adversely affected in the same manner, is also necessary to authorize such amendment.

         Under Delaware law, charter amendments require the approval of the board of directors and both a general vote of a majority of all outstanding shares entitled to vote thereon, and a class vote of a majority of outstanding shares of each class entitled to vote as a class. In addition, Delaware law requires a class vote when, among other things, an amendment will adversely affect the powers, preferences or special rights of a particular class of stock. Under Delaware law, a provision in a corporation's Certificate of Incorporation requiring a supermajority vote of the Board of Directors or stockholders may be amended only by such supermajority vote. The Articles of Incorporation of the surviving corporation state that the corporation reserves all rights to repeal in any manner now or hereafter prescribed by statute.

         Amendments to By-Laws. Both Delaware and Massachusetts law provide that stockholders may amend a corporation's By-Laws and, if so provided in its charter, the board of directors may also have this power. Under Delaware law, the power to adopt, amend or repeal By-Laws lies in the stockholders entitled to vote; provided, however, that any corporation may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal By-Laws upon the directors. Under Massachusetts law, the power to make, amend or repeal By-Laws also lies in the stockholders entitled to vote; provided, that the directors may also make, amend or repeal the By-Laws, except with respect to any provision which the Articles of Organization or the By-Laws requires action by the stockholders. Under the Articles of Organization of the Company the directors are granted the power to amend or repeal the By-Laws, except with respect to any provision thereof which by-law or the by-laws requires the action of the stockholders. Under the Certificate of Incorporation of the surviving corporation, the directors are granted the power to amend the By-Laws, subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the board of directors. The By-Laws of the surviving corporation state that the board of directors may make, alter or repeal the By-Laws, subject to the power of the stockholders to repeal the By-Laws made or altered by the board of directors.

         Voting Requirements and Quorums for Stockholder Meetings. Under Massachusetts law, unless the Articles of Organization or By-Laws provide otherwise, a majority of the issued and outstanding stock entitled to vote at any meeting constitutes a quorum. Except for the election of directors and other fundamental matters, Massachusetts law does not prescribe the percentage vote required for stockholder action.

         Under the By-Laws of the Company, a majority of the shares entitled to vote constitutes a quorum for the transaction of business. The Company's By-Laws provide that (except where a larger vote is required by law, the Articles of Organization of the Company or the By-Laws of the Company) action of the stockholders on any matter properly brought before a meeting requires, and may be effected by, the affirmative vote of the holders of a majority of the shares of stock present or represented and entitled to vote and voting on such matter.

         Under Delaware law, a majority of the issued and outstanding stock entitled to vote at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, unless the Certificate of Incorporation or By-Laws specify a different percentage, but in no event may a quorum consist of less than one-third of the shares entitled to vote at the meeting. Under Delaware law, the affirmative vote of the majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present and entitled to vote on the subject matter is deemed to be the act of the stockholders, unless Delaware law, the Certificate of Incorporation or the By-Laws specify a different voting requirement.

         The By-Laws of the surviving corporation provide that, except as otherwise provided by law or in the Certificate of Incorporation, the holders of one third of the shares entitled to vote at a meeting of the shareholders shall constitute a quorum for the transaction of business. The By-Laws of the surviving corporation provide that when a quorum is present, action on a matter is approved by the affirmative vote of a majority of the total vote cast, unless the Certificate of Incorporation of the surviving corporation or Delaware law requires a higher percentage of affirmative votes.

Rights of Dissenting Stockholders

         Because the Company will not be technically the "surviving corporation," stockholders of the Company who do not vote in favor of the Reincorporation Proposal may have the right to seek to obtain payment in cash of the fair value of their shares by complying with the requirements of Sections 86 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

         The following summary of the rights of dissenting stockholders is qualified in its entirety by reference to the provisions of Sections 86 through 98, inclusive, of Chapter 156B of the General Laws of Massachusetts, a copy of which is attached hereto as Appendix E.

         Any stockholder (i) who files with the Company before the taking of the vote on the approval of the Reincorporation Proposal written objection to the proposed action stating that such stockholder intends to demand payment for such stockholder's shares if the action is taken, and (ii) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the surviving corporation within 20 days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. The surviving corporation and any such stockholder shall in such case have the rights and duties and shall follow the procedure set forth in Sections 88 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

         A stockholder intending to exercise his dissenter's right to receive payment for such stockholder's shares must file with the Company written objection to the Reincorporation Proposal before the taking of the vote by the stockholders on such Proposal and must not vote in favor of the Reincorporation Proposal at the Special Meeting. A stockholder's failure to vote against the Reincorporation Proposal will not constitute a waiver of such stockholder's appraisal rights with respect to the Reincorporation Proposal, provided that such stockholder does not vote in favor of the Reincorporation Proposal; and provided, further, that a vote against the Reincorporation Proposal without the filing of a written objection with the Company as described above will not be deemed to satisfy notice requirements under Massachusetts law with respect to appraisal rights. The written objection must state that the stockholder intends to demand payment for such stockholder's shares if the Reincorporation Proposal is consummated. Within 10 days after the reincorporation becomes effective, the surviving corporation will give written notice of the effectiveness by registered or certified mail to each stockholder who filed a written objection and who did not vote in favor of the Reincorporation Proposal. Within 20 days after the mailing of that notice, any stockholder to whom the surviving corporation was required to give that notice may make written demand for payment for such stockholder's shares from the surviving corporation and the surviving corporation will be required to pay to such stockholder the fair market value of such stockholder's shares within 30 days after the expiration of the 20-day period.

         If during the 30-day period the surviving corporation and the dissenting stockholder do not agree as to the fair value of the shares, the surviving corporation or the stockholder may, within four months after the end of the 30-day period, have the fair value of stock of all dissenting stockholders determined by judicial proceedings by filing a bill in equity in the Superior Court in Middlesex County, Massachusetts. For the purposes of the Superior Court's determination, the value of the shares of the Company would be determined as of the date preceding the date of the vote of the stockholders approving the Reincorporation Proposal and would be exclusive of any element of value arising from the expectation or accomplishment of the reincorporation. Upon making written demand for payment, the dissenting stockholder will not thereafter be entitled to notices of meetings of stockholders, to vote, or to dividends unless (i) no suit is filed within four months to determine the value of the stock, (ii) any suit is dismissed as to that stockholder, or (iii) the stockholder, with the written approval of the surviving corporation, withdraws the objection in writing.

         The enforcement by an objecting stockholder of his appraisal rights as set forth in Sections 85 through 98, inclusive, of Chapter 156B of the Massachusetts General Laws shall be an exclusive remedy except for the right of any such objecting stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that the merger will be or is illegal or fraudulent as to such objecting stockholder.

         The provisions of Sections 85 through 98 of Chapter 156B of the Massachusetts General Laws are technical in nature and are complex. Any stockholder desiring to exercise his appraisal rights should consult legal counsel for assistance since the failure to comply strictly with the provisions may nullify such appraisal rights.

         The foregoing does not purport to be a complete statement of the provisions of Sections 85 through 98 of Chapter 156B of the Massachusetts General Laws and is qualified in its entirety by reference to the Sections of Chapter 156B.

         Because the Reincorporation Proposal does not involve any change in the nature of the Company's business but is a technical matter only, the Board of Directors hopes that no stockholder will exercise a dissenter's right. Under the Merger Agreement, the Board of Directors may abandon the Merger, even after stockholder approval, if for any reason the Board of Directors determines that it is inadvisable to proceed with the Merger, including considering the number of shares for which appraisal rights have been exercised and the cost to the Company of the exercise. THE BOARD OF DIRECTORS CURRENTLY INTENDS TO ABANDON THE MERGER IN THE EVENT THAT ITS CONSUMMATION WOULD RESULT IN STOCKHOLDERS REPRESENTING MORE THAN A NOMINAL NUMBER OF SHARES BEING ENTITLED TO APPRAISAL RIGHTS.

Material United States Federal Income Tax Consequences

         The following discussion summarizes the material United States federal income tax consequences of the Merger to HyComp and the shareholders of HyComp. The discussion deals only with shareholders that hold shares of HyComp's common stock as capital assets, which generally means property held for investment. The discussion does not address all aspects of federal income taxation that may be relevant to particular shareholders in light of their personal circumstances or to some types of shareholders who are subject to special treatment under the federal income tax laws, including some financial institutions, broker dealers, insurance companies, tax-exempt organizations, foreign persons and persons acquiring shares of HyComp's common stock pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the discussion does not address any state, local or foreign tax consequences of any aspect of the mergers. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations promulgated under the Code, judicial decisions and current administrative pronouncements, all as in effect as of the date of this proxy statement-prospectus, and which may change at any time, potentially with retroactive effect. No ruling from the Internal Revenue Service will be applied for with respect to the federal income tax consequences discussed in this proxy statement-prospectus and, accordingly, there can be no assurance that the Internal Revenue Service will agree with the conclusions stated in this proxy statement-prospectus.

         Although this discussion summarizes all material U.S. federal income tax considerations generally applicable to shareholders of HyComp as a consequence of the Merger, the discussion does not address every U.S. federal income tax concern that may be applicable to a particular holder of HyComp common stock in light of such holder's particular circumstances. All shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the mergers, including the applicable federal, state, local and foreign tax consequences.

Characterization of the Merger for United States Federal Income Tax Purposes

         The Merger Agreement contemplates a transaction that is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986. The material federal income tax consequences of the characterization of the Merger as a tax-free reorganization are as follows:

Tax Consequences to the HyComp  Shareholders

         Holders of HyComp common stock who do not exercise their dissenters' rights will not recognize gain or loss for United States federal income tax purposes as a result of the Merger and the conversion of their shares into shares of the surviving corporation. The basis of the shares of the surviving corporation in the hands of each stockholder will be the same as the basis of the holder's shares of HyComp, and the holding period for the shares of the surviving corporation will include the holding period for shares of HyComp.

         HyComp shareholders who exercise dissenters' rights under applicable state law will recognize gain or loss equal to the difference between the proceeds received and the shareholders' stock bases. Such gain or loss will be long-term capital gain or loss if the shares of HyComp were held for more than one year, and if recognized by individual shareholders will be subject to a maximum federal income tax rate of 20%. There are limitations on the deductibility of capital losses.

Tax Consequences to HyComp and the Surviving Corporation

         Neither HyComp nor the surviving corporation will recognize any gain or loss as a result of the Merger.

Information Reporting Requirements and Backup Withholding Tax

         Under circumstances specified by the IRS, U.S. persons, as defined under Section 7701 of the Code, may be subject to backup withholding at a rate of 31% on payments made with respect to, or cash proceeds of a sale or exchange of a capital asset. Backup withholding will apply only if the holder:

         1. fails to furnish his or her taxpayer identification number ("TIN") which, for an individual, would be his or her Social Security Number;

         2.       furnishes an incorrect TIN;

         3. is notified by the IRS that he or she has failed properly to report payments of interest and dividends or is otherwise subject to backup withholding; or

         4. under circumstances specified by the IRS, fails to certify, under penalties of perjury, that he or she has furnishes a correct TIN and (i) that he or she has not been notified by the IRS that he or she is subject to backup withholding for failure to report interest and dividend payments; or (ii) that he or she has been notified by the IRS that he or she is no longer subject to backup withholding. Backup withholding will not apply with respect to payments made to recipients that are exempt from such withholding, such as corporations and tax-exempt organizations.

         U.S. persons should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. person will be allowed as a credit against the U.S. person's United States federal income tax liability and may entitle the U.S. person to a refund. provided that the required information is furnished to the IRS.

         Additional issues may arise pertaining to information reporting and backup withholding for HyComp shareholders that are not U.S. persons. Non-U.S. persons should consult their own tax advisors with regard to U.S. information reporting and backup withholding.

Shareholders Should Seek Their Own Tax Advice

         The preceding summary describes the material federal income tax considerations potentially affecting HyComp shareholders and HyComp. This discussion is based on the current state of the law, which is subject to legislative, administrative or judicial actions, which may apply retroactively. Moreover, as noted in the beginning of this section, the discussion does not address considerations that may adversely affect the treatment of some shareholders. All shareholders are urged to consult their own tax advisors as to the particular tax consequences to them of the mergers.

           Vote Required for Approval of the Reincorporation Proposal

         Approval of the Reincorporation Proposal will require the affirmative vote of the holders of two-thirds of the outstanding shares of common stock of HyComp entitled to vote at the Special Meeting. Proxies solicited by the Board of Directors will be voted for the Reincorporation Proposal, unless stockholders specify otherwise.

         The Board of Directors unanimously recommends that stockholders vote FOR the Reincorporation Proposal.

 PROPOSAL 2: TO APPROVE THE CHANGE IN THE COMPANY'S NAME TO
                      EIEIHOME.COM INC.

         In January 1995, the Board of Directors adopted, subject to stockholder approval, an amendment of the Company's Articles of Organization to change the name of the Company to "eieiHome.com Inc." The current name of the Company is HyComp, Inc.

         The Company was incorporated under the name HyComp, Inc. in 1969. As the Company has discontinued its prior business and entered a new business, the Board of Directors believe it is appropriate to change the Company's name to identify it with its principal business, the operation of the eieiHome.com Internet web site.

         There will be relatively little cost associated with the name change. Virtually no advertising will be required, for example, because the Company's operations are already conducted under the name of its wholly-owned Canadian subsidiary, also named eieiHome.com Inc.

         If the Change of Name Proposal is adopted by the Company's stockholders, such proposal will become effective on the date the Merger is effected if the Reincorporation Proposal is approved by the Company's stockholders, and on the date an amendment to the Company's Articles of Organization is filed in Massachusetts, the Company's state of incorporation, if the Reincorporation Proposal is not approved.

            Vote Required For Approval of the Change of Name Proposal

         Approval of the Change of Name Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HyComp common stock entitled to vote at the Special Meeting. Proxies solicited by the Board of Directors will be voted for the Change of Name Proposal, unless stockholders specify otherwise.

         The Board of Directors unanimously recommends a vote FOR the change in the Company's name.

  PROPOSAL 3: TO INCREASE THE AUTHORIZED COMMON STOCK OF THE
                   COMPANY BY 55,000,000 SHARES

         The Company's Articles of Organization currently authorizes the Company to issue up to 20,000,000 shares of common stock. The Company currently has issued and outstanding 18,198,770 shares of common stock and has reserved an additional 750,000 shares of common stock for issuance upon exercise of options authorized for issuance under the Company's stock option plans.

         In addition, as part of the consideration for the Company's purchase of its Canadian subsidiary eieiHome.com Inc., the Company gave Simmonds Capital Limited a convertible debenture in the principal amount of U.S. $2,000,000, convertible into shares of shares of HyComp common stock at a conversion price of $1.00 per share (subject to adjustment as provided therein) and five year warrants for the purchase of an aggregate of 5,000,000 shares of shares of HyComp common stock (subject to adjustment as provided therein). The current authorized number of shares of common stock of the Company is not sufficient to cover the number of shares the Company may be required to issue upon conversion of the debenture or exercise of the warrants. As a result, Simmonds Capital Limited has agreed not to exercise any of its warrants or to convert any portion of the debenture which would require the Company to issue shares of HyComp common stock in excess of its current authorized capital, subject to the Company's undertaking to hold this special meeting of its shareholders to ask the shareholders to increase the number of shares of common stock that the Company is authorized to issue to an amount that is sufficient to cover the number of shares SCL would be entitled to were it to exercise all of its warrants and to convert the entire debenture. If the shareholders do not approve such an increase, then the Company may be in default under the agreement by which it originally purchased its interest in eieiHome.com Inc.

         As the Company does not have enough authorized, non-designated shares of common stock available for issuance by the Company to meet its current commitments, it is likely not to have the ability to issue any additional shares in the future. Hence, the Company has little or no flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transactions that involve the issuance of common stock. As the Company is currently in urgent need of financing to develop the eieiHome.com Internet web site and to introduce it into U.S. markets, the Company is negotiating with a number of parties interested in participating in a convertible debenture issuance, in which the proposed terms provide 8% interest paid semi-annually in arrears and allow the sale of a minimum of U.S. $250,000 up to 4,000,000 units, with each unit consisting of a convertible note exercisable at any time at $0.25 per share plus a full warrant exercisable for three years at $0.50 per share. Subject to the approval of this proposal by the Company's shareholders, the issuance is expected to close on or about March 1, 2000.

         The Increase in Common Stock Proposal, if adopted, will allow the Company to increase the shares of authorized common stock to 75,000,000 from 20,000,000 and increase the number of authorized unissued and undesignated shares of common stock to 56,051,230, which would cover the Company's current commitments, allow it to consummate the proposed convertible debenture offering and restore its ability to enter into future transactions that involve the issuance of common stock..

         If the Increase in Common Stock Proposal is adopted by the Company's stockholders, such proposal will become effective on the date the Merger is effected if the Reincorporation Proposal is approved by the Company's stockholders, and on the date an amendment to the Company's Articles of Organization is filed in Massachusetts, the Company's state of incorporation, if the Reincorporation Proposal is not approved. If the Increase in Common Stock Proposal is effected as part of the Merger, the par value of the new eieiHome common stock will change from $0.01 to $0.001 per share. See the discussion in "Proposal 1: To Change the State of Incorporation from Massachusetts to Delaware" for further details.

       Vote Required For Approval of the Increase in Common Stock Proposal

         Approval of the Increase in Common Stock Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of HyComp common stock entitled to vote thereon at the Special Meeting. Proxies solicited by the Board of Directors will be voted for the Increase in Common Stock Proposal, unless stockholders specify otherwise.

         The Board of Directors unanimously recommends a vote FOR the authorization of the additional shares of common stock.


         PROPOSAL 4: APPROVAL OF THE 2000 STOCK OPTION PLAN AND THE
          AUTHORIZATION OF 3,000,000 SHARES FOR ISSUANCE UNDER THE PLAN


         On January 5, 2000, the Board of Directors adopted the 2000 Stock Option Plan (the "Plan") effective as of January 5, 2000 and terminating on January 5, 2010, subject to stockholder approval. The following discussion of the Plan is qualified by and remains subject to the terms of the Plan, a copy of which is attached to this proxy statement as Appendix D. All capitalized terms used in the following discussion which have not been defined earlier in this proxy statement have the meanings given to them in the Plan.

         The Plan is intended to help the Company attract and retain employees (including officers), directors, consultants and independent contractors of the Company (or its subsidiaries or affiliates) and to furnish additional incentives to such persons to enhance the value of the Company over the long term encouraging them to acquire a proprietary interest in the Company. Provided that the Increase in Common Stock Proposal is passed by the stockholders, the Board of Directors also proposes to authorize for issuance under the Plan 3,000,000 shares of common stock, subject to the restriction that no single person may hold more than 25% of the aggregate number of shares reserved for issuance under the Plan.

         Provided that either the Reincorporation Proposal or the Change of Name Proposal is passed by the stockholders, the Plan will be a plan of eieiHome.com Inc. If neither proposal is passed, then the Plan will be a plan of HyComp, Inc.

         The Board of Directors believes that in order to continue to retain and attract qualified candidates for such positions who can contribute to the Company's growth and development, and in light of the officers' and directors' compensation being paid by other public companies, the Board of Directors granted the following options, subject to stockholder approval: (i) to each of the Company's five directors, options to purchase 300,000 shares of common stock at the price of $0.25 per share, which vest immediately upon the receipt of stockholder approval and remain exercisable anytime prior to January 5, 2003; and (ii) to the Company's Chief Executive Officer, Angelo G. MacDonald, options to purchase 400,000 shares of common stock at the price of $0.25 per share, 50,000 of which vest immediately upon the receipt of stockholder approval and 50,000 of which vest every six months from the date of the grant (subject to Mr. MacDonald's continued employment by the Company or its successor and subject to the immediate vesting of all options upon a change of control as defined in the Plan or his termination other than for cause) and all of which remain exercisable for a period of five years from the date of vesting. The price per share of $0.25 was determined by the Board of Directors to be a reasonable estimate of fair market value on the date of the grant based on the fact that the Company had just negotiated $0.25 as the conversion rate per share for an issuance of convertible debentures currently expected to close on or about March 1, 2000.

General

         The Plan provides for the discretionary grant of options to purchase shares of common stock to employees (including officers), directors, consultants and independent contractors of the Company and its present or future Subsidiaries and Affiliates (as defined in the Plan). The Plan shall be administered by a Committee of the Board of Directors, which has the authority to grant Options and to determine, subject to certain restrictions, the exercise price per share of common stock purchasable under an Option and the term of each Option. The Committee may also make rules relating to Options and may impose additional terms, conditions, restrictions and performance criteria relating to any Option or its exercise. The Committee may decide under what circumstances Options may be settled, canceled, forfeited, exchanged or surrendered and has the authority to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles. The Committee determines the terms and provisions of the Stock Option Agreement (which need not be identical for each Optionee); and makes all other determinations deemed necessary or advisable for the administration of the Plan. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

         In general, an Option may only be exercised if the Optionee is then in the employ or a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Internal Revenue Code applies), and unless the Optionee has continuously maintained any of such relationships since the date of grant of the Option; provided that, the Stock Option Agreement may contain provisions extending the exercisability of Options, in the event or specified terminations, to a date not later than the expiration date of such Option. The Committee may establish a period during which the Beneficiaries of an Optionee who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate or during any extended period referred to in the immediately preceding proviso may exercise those Options which were exercisable on the date of the Optionee's death; provided that no Option shall be exercisable after its expiration date.

         In the event of a Change in Control, any and all Options then outstanding shall become fully exercisable and vested, whether or not theretofore vested and exercisable.

         The exercise price per share payable upon the exercise of each Option granted under the Plan is to be determined by the Committee in good faith upon the grant of such Option, subject to certain restrictions contained in the Plan. You should examine the provisions of the Plan for details of these provisions.

         The Plan currently provides for the issuance of a total of up to 3,000,000 authorized and unissued shares of common stock, treasury shares and/or shares acquired by the Company for purposes of the Plan. Generally, shares subject to an option that remain unissued upon expiration or cancellation of the option are available for other grants under the Plan. In the event of a stock dividend, stock split, recapitalization or the like, the Committee of the Board of Directors will equitably adjust the aggregate number of shares subject to the Plan, the number of shares subject to each outstanding option, and the exercise price of each outstanding option.

        Vote Required for Approval of the 2000 Stock Option Plan Proposal

         Approval of the 2000 Stock Option Plan Proposal and the authorization of 3,000,000 shares of common stock for issuance under the Plan requires the affirmative vote of the holders of a majority of the outstanding shares of HyComp common stock entitled to vote thereon at the Special Meeting. Proxies solicited by the Board of Directors will be voted for the 2000 Stock Option Plan Proposal, unless stockholders specify otherwise.

         The Board of Directors unanimously recommends a vote FOR the authorization of the Plan Increase.


PROPOSAL 5:   ELECTION OF DIRECTORS


         The Board of Directors has nominated the individuals listed below (referred to as the "Nominees") to serve as Directors of the Company (or the surviving corporation if the Merger is consummated) until their successors have been duly elected and qualified. We list below the name, age, current position and business experience of each of the five Nominees:

Name                         Age        Position
----                         ---        --------
Lawrence Fox                 34         Director
Paul K. Hickey               67         Director and Chairman of the Board
Angelo G. MacDonald          41         Director and Chief Executive Officer
David C. O'Kell              48         Director and Secretary
John G. Simmonds             49         Director


Lawrence Fox, 34, has been a director of the Company since September 15, 1999. Mr. Fox is an active private investor. He has provided merger and acquisition advisory services, including structuring acquisitions and venture capital investments to a number of public and private companies.

Paul K. Hickey, 67, has been a Director of the Company since July, 1979. He was appointed Chairman of the Company effective September 15, 1999. Mr. Hickey is a former licensed stock broker in New York. He is currently an investment banker in New York, NY. Mr. Hickey also serves as a director on the boards of Gregory and Howe Incorporated, American Homeowners Association and Diopsys, Inc.

Angelo G. MacDonald, 41, was appointed Chief Executive Officer and a Director of the Company effective November 1, 1999. Mr. MacDonald holds a J.D. degree from Villanova University School of Law. He is member of the bar in New York and New Jersey, the Southern and Eastern federal districts of New York, the United States Tax Court, the United States Court of International Trade, and the Court of Appeals for the Armed Services. From 1986 to November 1999, Mr. MacDonald was a Senior Trial Assistant District Attorney with the Office of the District Attorney, Bronx county, New York City.

David C. O'Kell, 48, was appointed secretary and a Director of the Company effective November 1, 1999. Mr. O'Kell is the Executive Vice President and Secretary and a Director of SCL, a Toronto Stock Exchange listed company . Mr. O'Kell joined SCL in July 1991 as Vice President Business Development. Prior to joining SCL, Mr. O'Kell was the Vice President and Director of Business Development with the Canadian head office of a multinational advertising agency. Between September 1995 and November 1997, Mr. O'Kell served as the president and a Director of Ventel, Inc., a Vancouver Stock Exchange listed venture capital company. Mr. O'Kell resigned as a Director upon the acquisition by Ventel of Fifty-Plus.net in June, 1999.

John G. Simmonds, 49, has been a Director of the Company since October 15, 1999. Mr. Simmonds is the founder of SCL. Since 1991, Mr. Simmonds has served as Chairman, President and Chief Executive Officer of SCL. SCL is a diversified management company with strategic investments in contract manufacturing, electronics distribution, wireless communications, and internet service markets including both equity investments and wholly owned operations. Since 1998, Mr. Simmonds has been a director and the Chief Executive Officer of TrackPower, Inc., an OTC Bulletin Board company which provides live horse racing video service in the continental United States. From 1994 to 1996, Mr. John Simmonds served as Director and Chief Executive Officer of INTEK Global Corporation (formerly Intek Diversified Corp.), a Nasdaq-listed (Small-Cap) company. Intek is involved in the US Specialized Mobile Radio market which owns and manages SMR licenses in the 200 MHz frequency. Between September 1995 and November 1997, Mr. Simmonds served as the Chairman and a Director of Ventel Inc., a Vancouver Stock Exchange listed venture capital company. Mr. Simmonds resigned from the Board of Directors of Intek during 1998 and resigned from the Board of Directors of Ventel, upon the acquisition by Ventel of Fifty-Plus.net in June, 1999.

         Compensation of Directors. The Board of Directors of the Company has not yet approved any compensation for Directors at this time in recognition of the Company's current financial condition, although Directors are reimbursed for expenses incurred in connection with their attendance of meetings or conduct of other Company business. Subject to shareholder approval of the 2000 Stock Option Plan, the Directors will be granted stock options as an incentive to enhance shareholder value. See discussion in "Proposal 4: Approval of the 2000 Stock Option Plan and the Authorization of 3,000,000 Shares for Issuance Under the Plan" and the 2000 Stock Option Plan attached as Appendix D for further information. Following the Special Meeting of shareholders, the Board of Directors will review the compensation scheme and may approve a compensation plan for Directors. Such compensation plan will be consistent with compensation plans for internet companies at a comparable development stage.

         For information about the security ownership of the proposed Nominees, see the section on "Information about the Company - Security Ownership of Certain Beneficial Owners and Management."

                   Vote Required for the Election of Directors

         Directors are elected by a plurality of the votes cast at the special meeting, in person or by proxy. Proxies solicited by the Board of Directors will be voted for the re-election of all five of the current directors of HyComp, unless stockholders specify otherwise. Each of the Nominees has consented to serve if elected and we know of no reason why any of the Nominees listed below would be unable to serve if elected. If any of the Nominees is unable to serve for any reason, proxies solicited by the Board of Directors will be voted for another Nominee or Nominees selected by the Board of Directors.

STOCKHOLDER PROPOSALS

         The Company will hold its 2000 annual meeting of HyComp stockholders only if the Merger is not consummated. In the event that this meeting is held, any proposals of stockholders intended to be presented at the 2000 annual meeting of HyComp stockholders must be received by the Clerk of HyComp no later than February 28, 2000 in order to be considered for inclusion in the HyComp 2000 annual meeting proxy materials.

OTHER MATTERS

         Other than the matters specified above, the Company is unaware of any matter that will be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

WHERE YOU CAN FIND MORE INFORMATION

         HyComp has filed a Form 10-SB Registration Statement and anticipates filing annual, quarterly and special reports, proxy statements and other information with the SEC following the effective date of the Registration Statement. You may read and copy any reports, statements or other information that HyComp files with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services at the Internet world wide web site maintained by the SEC at "http://www.sec.gov."

         You should rely only on the information contained or incorporated by reference in this proxy statement. HyComp has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than February 7, 2000 or any other date that this proxy statement indicates. The mailing of this proxy statement to HyComp stockholders does not create any implication to the contrary.

         The SEC allows HyComp to "incorporate by reference" information into this proxy statement, which means that HyComp can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement. This proxy statement incorporates by reference the Form 10-SB that HyComp filed with the SEC on January 19, 2000. This document contains important information about HyComp and its finances and should be reviewed carefully and completely.

         All documents filed by HyComp under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this proxy statement and prior to the date of the special meeting will be considered to be incorporated in this proxy statement by reference and to be a part of this proxy statement from the date of their filing. Any statement contained in this proxy statement or in a document incorporated or considered to be incorporated in this proxy statement by reference will be considered to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or in any other subsequently filed document which also is, or is deemed to be, incorporated in this proxy statement modifies or supersedes that statement. Any statement so modified or superseded will not be considered to constitute a part of this proxy statement, except as so modified or superseded.

         Any documents filed by HyComp with the SEC and incorporated by reference, excluding exhibits, unless specifically incorporated in this proxy statement, are available without charge upon written request to Angelo G. MacDonald, HyComp, Inc., 67 Wall Street, Suite 2411, New York, New York 10005. Telephone requests may be directed to Angelo MacDonald at 212-344-0351.

         If you would like to receive documents from HyComp, please request them by February 20, 2000, in order to receive them before the special meeting.

Appendix A--Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger is made and entered into as of this __ day of ___________, 2000 pursuant to Section 79 of the Massachusetts Business Corporation Law and Section 252 of the Delaware General Corporation Law, by and between eieiHome.com Inc., a Delaware corporation ("eieiHome") and HyComp, Inc., a Massachusetts corporation ("HyComp").

                                   WITNESSETH:

         WHEREAS, eieiHome and HyComp (individually sometimes called a "Constituent Corporation" and together called the "Constituent Corporations") desire that HyComp merge with and into eieiHome;

         WHEREAS, the Certificate of Incorporation of eieiHome was filed in the office of the Secretary of State of the State of Delaware on ______________, 2000;

         WHEREAS, eieiHome has authorized capital stock of 75,000,000 shares of Common Stock, par value $.001 per share (the "eieiHome Common Stock"), of which one share is issued and outstanding as of the date hereof, and 2,000 shares of Preferred Stock, par value $.001 per share (the "eieiHome Preferred Stock"), of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, the Articles of Organization of HyComp were filed in the office of the Secretary of State of the Commonwealth of Massachusetts on May 27, 1969 and HyComp has an authorized capital stock of 20,000,000 shares of Common Stock, $.01 par value (the "HyComp Common Stock"), of which 18,198,770 shares are issued and outstanding as of the date hereof, and 2,000 shares of Preferred Stock, $100 par value (the "HyComp Preferred Stock"), of which no shares are issued and outstanding as of the date hereof;

         WHEREAS, the registered office of eieiHome in the State of Delaware is located at 1209 Orange Street, Wilmington, Delaware and the name and address of its registered agent is The Corporation Trust Company; and the principal office of HyComp in the Commonwealth of Massachusetts is located at 67 Wall Street, Suite 2411, New York, New York 10005; and

         WHEREAS, the respective Boards of Directors of the Constituent Corporations desire that the merger provided for herein be a tax-free reorganization pursuant to Section 386(a) of the International Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, the Constituent Corporations do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: eieiHome hereby merges into itself HyComp and HyComp shall be and hereby is merged with and into eieiHome, which shall be the surviving corporation.

         SECOND: The Certificate of Incorporation of eieiHome, as in effect on the date of the merger provided for in this Agreement (the "Merger"), shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

         THIRD: The manner of converting the outstanding shares of the capital stock of each of the Constituent Corporations into the shares or other securities of the surviving corporation shall be as follows:

            (a) Each share of HyComp Common Stock, $.01 Par Value that is issued and outstanding (other than shares of HyComp Common Stock, if any, held in the treasury of HyComp on the date on which the Merger of HyComp with and into eieiHome shall become effective shall, by virtue of the Merger and without further action, cease to exist and shall be converted into one share of eieiHome Common Stock, $.001 Par Value Per Share. There shall not be any issued and outstanding stock of HyComp that will not be so converted.

            (b) Each share of HyComp Common Stock, if any, that shall then be held in the treasury of HyComp on the effective date of the Merger shall, by virtue of the Merger and without further action, cease to exist and all certificates representing such shares shall be cancelled.

            (c) After the effective date of the Merger, each holder of an outstanding certificate representing shares of HyComp Common Stock may surrender the same to eieiHome and each holder shall be entitled upon such surrender to receive certificates for an equal number of shares of eieiHome Common Stock on the basis provided herein. Until so surrendered, the outstanding shares of the common stock of HyComp to be converted into the common stock of eieiHome as provided herein may be treated by eieiHome for all corporate purposes as evidencing the ownership of shares of eieiHome, as though said surrender and exchange had taken place.

            (d) Each share of Common Stock of eieiHome issued and outstanding immediately prior to the Merger shall cease to exist and shall be cancelled.

            (e) Each holder of an option to purchase HyComp Common Stock which shall be outstanding immediately prior to the Merger (the "Options") shall be entitled upon exercise, in accordance with the terms of such Options, to purchase after the effective date of the Merger that number of shares of eieiHome Common Stock as is equal to the number of shares of HyComp Common Stock for which such Options are currently exercisable at a price per share equal to the price per share provided in such Options. Each such Option shall otherwise remain subject to the same terms and conditions after the effective date of the Merger (including, without limitation, the date and extent of exercisability) as were applicable to such Option immediately prior to the effective date of the Merger.

         FOURTH:  The other terms and conditions of the Merger are as follows:

            (a) The By-Laws of eieiHome as they shall exist on the effective date of the Merger shall be and remain the By-Laws of the surviving corporation until the same shall be altered, amended or repealed as therein provided.

            (b) The directors and officers of eieiHome as of the effective date of the Merger shall be the directors and officers of the surviving corporation and shall continue in office as provided in the By-Laws and charter of eieiHome.

              (c) The Merger shall become effective upon filing with the Secretary of State of Delaware a Certificate of Merger pursuant to Section 252 of the General Corporation Law of the State of Delaware and with the Secretary of State of Massachusetts Articles of Merger pursuant to paragraph (c) of
Section 79 of the Massachusetts Business Corporation Law.

              (d) Upon the effective date of the Merger, all property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of HyComp shall be transferred to, vested in and devolved upon eieiHome without further act or deed and all property rights, and every other interest of eieiHome and HyComp shall be as effectively the property of eieiHome as they were of eieiHome and HyComp, respectively. All rights of creditors of HyComp and all liens upon any property of HyComp shall be preserved unimpaired, and all debts, liabilities, obligations and duties of HyComp, including all liabilities and obligations under Options of HyComp, subject to ARTICLE THIRD hereof, may be enforced against eieiHome to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it. At any time, or from time to time, after the effective date of the Merger, the last acting officers of HyComp, or the corresponding officers of eieiHome, may, in the name of HyComp, execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other actions as eieiHome may deem necessary or desirable in order to vest in eieiHome title to and possession of any property of HyComp acquired or to be acquired by reason of or as a result of the Merger and otherwise to carry out the intents and purposes hereof, and the proper officers and directors of eieiHome are fully authorized in the name of HyComp or otherwise to take any and all such action.

              (e) eieiHome hereby (i) agrees that it may be served with process in the Commonwealth of Massachusetts in any proceeding for the enforcement of any obligation of HyComp and in any proceeding for the enforcement of the rights of a dissenting stockholder of HyComp pursuant to Section 85 of the Massachusetts Business Corporation Law; and (ii) irrevocably appoints the Secretary of State of the Commonwealth of Massachusetts as its agent to accept service of process in any such proceeding.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the Board of Directors of the Constituent Corporations at any time prior to the date that the requisite Certificate of Merger and Articles of Merger are filed in the office of the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Massachusetts, respectively. This Agreement may be amended by the Boards of Directors of the Constituent Corporations at any time prior to the date on which the requisite Certificate of Merger and Articles of Merger are filed in the office of the Secretary of State of Delaware and the Secretary of State of Massachusetts, respectively, provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either Constituent Corporation shall not (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the surviving corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class thereof of such Constituent Corporation.

         SIXTH:

              (a) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware.

              (b) eieiHome and HyComp each agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement the transactions contemplated by this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors, have caused this Agreement to be executed by the President and attested to by the Secretary or Clerk of each party hereto as the respective act, deed and agreement of each of said corporation, as of the __ day of _______________, 2000.

                                              EIEIHOME.COM INC.
ATTEST:                                       (Delaware)


By:______________________                     By:_____________________________
    Name:                                          Name:
    Title:                                         Title:


[CORPORATE SEAL]


ATTEST:                                       HYCOMP, INC.
                                              (Massachusetts)


By:______________________                     By:_____________________________
    Name:                                          Name:
    Title:                                         Title:


[CORPORATE SEAL]

         I, ______________, Secretary of eieiHome.com Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of HyComp, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, was duly submitted to the stockholders of eieiHome.com Inc. by written action of said stockholders held pursuant to Sections 228 and 252 of the General Corporation Law of Delaware on the __ day of ________________, 2000 and that the Agreement and Plan of Merger was approved by the affirmative vote of stockholders representing at least two-thirds of the outstanding stock of said corporation entitled to vote thereon.

         WITNESS my hand on this __ day of ____________, 2000.



                                    ______________________________
                                    Name:
                                    Secretary



         I, ____________________, Clerk of HyComp, Inc., a corporation organized and existing under the laws of the Commonwealth of Massachusetts, hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly signed on behalf of said corporation and having been signed on behalf of eieiHome.com Inc., a corporation organized and existing under the laws of the State of Delaware, was duly submitted to the stockholders of HyComp, Inc. by written action of said stockholders held pursuant to Sections 43 and 79 of the Business Corporation Law of the Commonwealth of Massachusetts on the __ day of _________, 2000; and that the Agreement and Plan of Merger was approved by the affirmative vote of stockholders representing at least two-thirds of the outstanding stock of said corporation entitled to vote thereon.

         WITNESS my hand on this __ day of ____________, 2000.



                                    ______________________________
                                    Name:
                                    Clerk

Appendix B-- Form of Certificate of Incorporation of eieiHome.com Inc.

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EIEIHOME.COM INC.


         FIRST.  The name of the Corporation is: eieiHome.com Inc.

         SECOND. The address of its registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "Delaware General Corporation Law").

         FOURTH. The total number of shares of stock which the Corporation is authorized to issue is 75,000,000 shares of Common Stock, par value $.001 per share and 2,000 shares of Preferred Stock, par value $.001 per share.

         The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. The Board of Directors is authorized to define the terms of the Preferred Stock and to increase or decrease the number of authorized shares of Preferred Stock by the affirmative vote of a majority of the Board of Directors of the Corporation.

   FIFTH.  The name and mailing address of the Sole Incorporator are as follows:

                  Name                          Mailing Address
                  ----                         ---------------
               Dara R. Bernstein         c/o Kramer Levin Naftalis & Frankel LLP
                                         919 Third Avenue
                                         New York, New York 10022

         SIXTH. Except as required in the By-Laws, no election of Directors need be by written ballot.

         SEVENTH. The Board of Directors shall have the power to make, alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

         EIGHTH. The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss. 102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         NINTH. The Corporation, to the fullest extent permitted by the provisions of ss. 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, shall indemnify each person who is or was an officer or Director of the Corporation and may indemnify any and all other persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH. The Corporation may purchase and maintain insurance , at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         ELEVENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation and all rights conferred upon stockholders herein are granted subject to this reservation

Signed at New York, New York
on ____________ ____, 2000
                                                     -----------------------
                                                     Dara R. Bernstein
                                                     Sole Incorporator

Appendix C--Form of By-Laws of eieiHome.com Inc.

                                     BY-LAWS
                                       OF
                                EIEIHOME.COM INC.
                            (A Delaware Corporation)

                                    ARTICLE I
                                  Stockholders

         Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the President.

         Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

         Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Board of Directors or the President.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.

         Section 5. Quorum; Adjournments of Meetings. The holders of one third of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting or, if no stockholder is present, any officer entitled to preside at or to act as Secretary of such meeting may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

         Section 6. Voting; Proxies. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all elections of directors shall be decided by a plurality of votes cast, and all other matters shall be decided by a majority of the votes cast.

         Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

         Section 8. Chairman of Meetings. The Chairman of the Board or, in his absence, the President shall preside as chairman of a meeting of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other person to act as chairman of the meeting.

         Section 9. Secretary of Meetings. The Secretary of the corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

         Section 10. Stockholders' Action Without Meetings. Any action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting, without prior notice and without vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE II

                               Board of Directors

         Section 1. Number of Directors. The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be shareholders.

         Section 2. Vacancies. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, it may be filled for the balance of the term by a majority of the directors then in office (even if they constitute less than a quorum) or by a sole remaining director; or, if the Board has not filled such vacancy, it may be filled by the stockholders.

         Section 3. First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board of Directors who are then present shall determine, for the election or appointment of a Chairman of the Board of Directors and officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

         Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

         Section 5. Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board or the President. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

         Section 6. Place of Conference Call Meeting. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

         Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

         Section 8. Quorum; Vote. A majority of the directors then in office (but in no event less than one-third of the total number of directors) shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

         Section 9. Removal of Directors. Any one or more of the directors shall be subject to removal with or without cause at any time by the stockholders.

         Section 10. Committees. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, the Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meetings and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors, in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, the Certificate of Incorporation or these By-Laws, and may authorize the seal of the corporation to be affixed to all papers which may require it.

         Section 11. Directors' Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or such committee as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

         Section 12. Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                                  ARTICLE III
                                    Officers

         Section 1. General. The Board of Directors shall elect the officers of the corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Executive Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate.

         Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

         Section 3. Powers and Duties. Each of the officers of the corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors.

         Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

         Section 5. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

                                   ARTICLE IV
                                  Capital Stock

         Section 1. Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the corporation or the whole or any part of any unissued balance of the authorized capital stock of the corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

         Section 2. Certificates of Stock. Certificates for stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

         Section 3. Transfer of Stock. Shares of capital stock of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

         Section 4. Ownership of Stock. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                    ARTICLE V
                                  Miscellaneous

         Section 1. Corporate Seal. The seal of the corporation shall be circular in form and shall contain the name of the corporation and the year and state of incorporation.

         Section 2. Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending December thirty-first.

         Section 3. Waiver of Notice. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

         Section 4. Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

         Section 5. Transactions with Interested Parties. No contract or transaction between the corporation and one or more of the directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction solely because his or their votes are counted for such purpose, if:

         (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

         (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

         (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.]

         Section 6. Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

         Section 7. Pronouns. All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                                   ARTICLE VI
                                    Amendment

         The Board of Directors shall have the power to make, alter or repeal the By-Laws of the corporation subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

                                   ARTICLE VII
                                 Indemnification

         Except to the extent expressly prohibited by the Delaware General Corporation Law, the corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, and whether by or in the right of the corporation or otherwise, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation, or serves or served at the request of the corporation any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer (hereinafter referred to as "Indemnified Person"), against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such Indemnified Person establishes that either (a) his or her acts were committed in bad faith, or were the result of active and deliberate dishonesty, and were material to the cause of action so adjudicated, or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         The corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if such Indemnified Person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such Indemnified Person is entitled.

         Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, Certificate of Incorporation, By-Law, insurance policy, contract or otherwise.

         Anything in these By-Laws to the contrary notwithstanding, no elimination of this By-Law, and no amendment of this By-Law adversely affecting the right of any Indemnified Person to indemnification or advancement of expenses hereunder shall be effective until the 60th day following notice to such Indemnified Person of such action, and no elimination of or amendment to this By-Law shall thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

         The corporation shall not, except by elimination or amendment of this By-Law in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this By-Law. The indemnification of any Indemnified Person provided by this By-Law shall be deemed to be a contract between the corporation and each Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives. If the corporation fails to timely make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article VII and an Indemnified Person commences an action or proceeding to recover such payment, the corporation in addition shall advance or reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding.

         The corporation is authorized to enter into agreements with any of its directors or officers extending rights to indemnification and advancement of expenses to such Indemnified Person to the fullest extent permitted by applicable law, but the failure to enter into any such agreement shall not affect or limit the rights of such Indemnified Person pursuant to this By-Law, it being expressly recognized hereby that all directors or officers of the corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the corporation is estopped to contend otherwise. Persons who are not directors or officers of the corporation shall be similarly indemnified and entitled to advancement or reimbursement of expenses to the extent authorized at any time by the Board of Directors.

         In case any provision in this By-Law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the corporation to afford indemnification and advancement of expenses to its directors or officers, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law whether arising from alleged or actual occurrences, acts or failures to act occurring before or after the adoption of this Article VII.

         For purposes of this By-Law, the corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on an Indemnified Person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable fines. For purposes of this By-Law, the term "corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.

Appendix D--2000 Stock Option Plan

                             THE [EIEIHOME.COM INC.]
                             2000 STOCK OPTION PLAN


1.       Purpose.

The purpose of the 2000 Stock Option Plan (the "Plan") of eieiHome.com Inc., a Delaware corporation (the "Company"), is to attract and retain employees (including officers), directors, consultants and independent contractors of the Company, or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, and to furnish additional incentives to such persons to enhance the value of the Company over the long term encouraging them to acquire a proprietary interest in the Company.

2.       Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

                  (a) "Affiliate" means any entity if, at the time of granting of an Option, (i) the Company, directly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interest in such entity or (ii) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

                  (b) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive the Optionee's rights under the Plan upon the Optionee's death, or, if there is no such designation or no such designated person survives the Optionee, then the person, persons, trust or trusts entitled by will or applicable law to receive such rights or, if no such person has such right then the Optionee's executor or administrator.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Change in Control" means a change in control of the Company which will be deemed to have occurred if:

         (i) any "person" as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than an Exempt Person) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

         (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this
Section 2(d) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

         (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinbefore defined), other than an Exempt Person, acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

         (iv) the stockholders of the Company approve of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

                  (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (f) "Committee" means the committee, consisting exclusively of two or more Non-Employee Directors (as defined in Rule 16b-3), if and as the same may be established by the Board to administer the Plan; provided, however, that to the extent required for the Plan to comply with the applicable provisions of Section 162(m) of the Code, "Committee" means either such committee or a subcommittee of that committee, as the case may be, which shall be constituted to comply with the applicable requirements of Section 162(m) of the Code and the regulations promulgated thereunder.

                  (g) "Company" means eieiHome.com Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

                  (i) "Exempt Person" means (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (4) any person or group of persons who, immediately prior to the adoption of this Plan, owned more than 50% of the combined voting power of the Company's then outstanding voting securities.

                  (j) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, the per share Fair Market Value of Stock as of a particular date shall mean (i) if the shares of Stock are then listed on a national securities exchange, the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the reported per share closing price of the Stock on the day prior to such date or, if there was no such price reported for such date, on the next preceding date for which such a price was reported, or (iii) if the shares of Stock are then traded in an over-the-counter market other than on the NASDAQ National Market System, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iv) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

                  (k) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                  (l) "NQSO" means any Option not designated as an ISO.

                  (m) "Option" means a right, granted to an Optionee under
Section 6(b) of the Plan, to purchase shares of Stock, subject to the terms and conditions of this Plan. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Subsidiary.

                  (n) "Optionee" means a person who, as an employee, director, officer, consultant or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Option.

                  (o) "Plan" means this eieiHome.com Inc. 1999 Stock Option Plan, as amended from time to time.

                  (p) "Rule 16b-3" means Rule 16b-3, as from time to time in effect, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

                  (q) "Stock" means the common stock, par value $[0.001] per share, of the Company.

                  (r) "Stock Option Agreement" means any written agreement, contract, or other instrument or document evidencing an Option.

                  (s) "Subsidiary" means any corporation in which the Company, directly or indirectly, owns stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation.

                  (t) "Ten Percent Shareholder" means a person or persons who own, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3.       Administration.

         The Plan shall be administered by the Committee. The Committee shall have the authority, in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which Options may relate and the terms, conditions, restrictions and performance criteria relating to any Options; to determine whether, to what extent, and under what circumstances Options may be settled, canceled, forfeited, exchanged or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives included in, Options in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Options; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Stock Option Agreement (which need not be identical for each Optionee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, and any Subsidiary, Affiliate or Optionee (or any person claiming any rights under the Plan from or through any Optionee) and any stockholder.

         No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.       Eligibility.

         Options may be granted in the discretion of the Committee to employees (including officers), directors, consultants and independent contractors of the Company and its present or future Subsidiaries and Affiliates. In determining the persons to whom Options shall be granted and the type of Options granted (including the number of shares to be covered by such Options), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       Stock Subject to the Plan.

         The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 3,000,000 shares of Stock, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in private transactions or otherwise. The number of shares of Stock available for issuance under the Plan shall be reduced by the number of shares of Stock subject to outstanding Options. If any shares subject to an Option are forfeited, canceled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan. In no event shall any Optionee acquire, pursuant to any awards of Options under this Plan, more than 25% of the aggregate number of shares of Stock reserved for awards under the Plan.

         In the event that the Committee shall determine, in it sole discretion, that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, stock split, reverse split, any reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, license arrangement, strategic alliance or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of any Optionees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Options, and (iii) the exercise price, grant price, or purchase price relating to any Option; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.       Specific Terms of Options.

                  (a) General. Options may be granted at the discretion of the Committee. The term of each Option shall be for such period as may be determined by the Committee. The Committee may make rules relating to Options, and may impose on any Option or the exercise thereof, at the date or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

                  (b) Options. The Committee is authorized to grand Options to Optionees on the following terms and conditions:

            i) Type of Option. The Stock Option Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO (in the event its terms, and the individual to whom it is granted, satisfy the requirements for ISOs under the Code), or an NQSO.

            ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that, in the case of an ISO, (i) such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option or such other exercise price as may be required by the Code, (ii) if the Optionee is a Ten Percent Shareholder, such exercise price shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant of such Option and in no event shall the exercise price for the purchase of shares of Stock be less than par value. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock owned by the Optionee for at least six months prior to the date of the exchange ("Mature Stock"), or a combination of both, in an amount having a combined value equal to such exercise price. Any shares of Mature Stock exchanged upon the exercise of any Option shall be valued at the Fair Market Value on the date on which such shares are exchanged. An Optionee may also elect to pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer in accordance with applicable law.

         iii) Term and Exercisability of Options. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Stock Option Agreement. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Company's Secretary and paying the exercise price as described in Section 6(b)(ii).

         iv) Termination of Employment, etc. An Option may not be exercised unless the Optionee is then in the employ or a director of, or then maintains an independent contractor relationship with, the Company or any Subsidiary or Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has continuously maintained any of such relationships since the date of grant of the Option; provided that, the Stock Option Agreement may contain provisions extending the exercisability of Options, in the event or specified terminations, to a date not later than the expiration date of such Option. The Committee may establish a period during which the Beneficiaries of an Optionee who died while an employee, director or independent contractor of the Company or any Subsidiary or Affiliate or during any extended period referred to in the immediately preceding proviso may exercise those Options which were exercisable on the date of the Optionee's death; provided that no Option shall be exercisable after its expiration date.

         v) Nontransferability. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by such Optionee.

         vi) Other Provisions. Options may be subject to such other conditions as the Committee may prescribe in it discretion.

7.       Change in Control Provisions.

         In the event of a Change in Control, any and all Options then outstanding shall become fully exercisable and vested, whether or not theretofore vested and exercisable.

8.       General Provisions.

                  (a) Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Stock Option Agreement, shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of such stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

                  (b) No Right to Continued Employment, etc. Nothing in the Plan or in any Option granted or Stock Option Agreement entered into pursuant to the Plan shall confer upon any Optionee the right to continue in the employ of, or to continue as a director of or an independent contractor to, the Company, any Subsidiary or any Affiliate, as the case may be, or to be entitled to any remuneration or benefits not set forth in the Plan or such Stock Option Agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Optionee's employment, directorship or independent contractor relationship.

                  (c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Option granted, any payment relating to an Option under the Plan (including from a distribution of Stock), or any other payment to an Optionee, amounts of withholding and other taxes due in connection with any transaction involving an

Option, and to take such other action as the Committee may deem advisable to enable the Company and an Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Option. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of an Optionee's tax obligations.

                  (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or Sections 422 and 424 of the Code and the regulations promulgated thereunder shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee, without such Optionee's consent, under any Option theretofore granted under the Plan.

                  (e) No Rights to Options; No Stockholder Rights. No person shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or transferor of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to such Optionee for such shares.

                  (f) Unfunded Status of Options. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

                  (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other Options, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (h) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

                  (i)      Effective Date; Plan Termination.

         (i) The Plan shall take effect upon its adoption by the Board (the "Effective Date"), but the Plan (and any grants of Options made prior to the stock holder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the date the Plan is adopted by the Board. In the absence of such approval, such Options shall be null and void.

         (ii) The Board may terminate the Plan at any tine with respect to any shares of Stock that are not subject to Options. Unless terminated earlier by the Board, the Plan shall terminate ten years after the Effective Date and no Options shall be granted under the Plan after such date. Termination of the Plan under this Section 8(i) will not affect the rights and obligations of any Optionee with respect to Options granted prior to termination.

Appendix E--Provisions of the General Laws of Massachusetts Relating to the Rights of Dissenting Stockholders

        (SECTIONS 86 TO 98 OF CHAPTER 156B OF THE GENERAL LAWS OF MASSACHUSETTS)

         86. RIGHT OF APPRAISAL. If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

         87. NOTICE OF STOCKHOLDERS MEETING TO CONTAIN STATEMENT AS TO APPRAISAL RIGHTS. The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

         "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

         88. NOTICE TO OBJECTING STOCKHOLDER THAT CORPORATE ACTION HAS BECOME EFFECTIVE. The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

         89. DEMAND FOR PAYMENT BY OBJECTING STOCKHOLDER. If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

         90. DETERMINATION OF VALUE OF STOCK BY SUPERIOR COURT. If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

         91. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF ETC; PARTIES TO BILL ETC; SERVICE OF BILL ON CORPORATION; NOTICE TO STOCKHOLDER PARTIES ETC. If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

         92. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC; ENTRY OF DECREE DETERMINING VALUE OF STOCK; DATE ON WHICH VALUE IS TO BE DETERMINED. After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

         93. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; COURT MAY REFER BILL, ETC., TO SPECIAL MASTER TO HEAR PARTIES, ETC. The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

         94. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; STOCKHOLDER PARTIES MAY BE REQUIRED TO SUBMIT THEIR STOCK CERTIFICATES FOR NOTATION THEREON OF PENDENCY OF BILL, ETC. On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

         95. BILL IN EQUITY TO DETERMINE VALUE OF STOCK OF OBJECTING STOCKHOLDERS ON FAILURE TO AGREE ON VALUE THEREOF, ETC.; TAXATION OF COSTS, ETC.; INTEREST ON AWARD, ETC. The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

         96. STOCKHOLDER DEMANDING PAYMENT FOR STOCK NOT ENTITLED TO NOTICE OF STOCKHOLDERS' MEETINGS OR TO VOTE STOCK OR TO RECEIVE DIVIDENDS, ETC.; EXCEPTIONS. Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

         (1) A bill shall not be filed within the time provided in section ninety;

         (2) A bill, if filed, shall be dismissed as to such stockholder; or

         (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

         Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

         97. CERTAIN SHARES PAID FOR BY CORPORATION TO HAVE STATUS OF TREASURY STOCK, ETC. The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

         98. ENFORCEMENT BY STOCKHOLDER OF RIGHT TO RECEIVE PAYMENT FOR HIS SHARES TO BE EXCLUSIVE REMEDY; EXCEPTION. The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.